SCHEDULE 14A
                               (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

 Filed by the registrant [X]
 Filed by a party other than the registrant [  ]

 Check the appropriate box:

 [X] Preliminary Proxy Statement    [ ] Confidential for use of the commission
 [ ] Definitive Proxy Statement         only (as permitted by Rule 14a-6(e)(2))
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant
     to Rule 14a-11(c) or Rule 14a-12


                            SUNBEAM CORPORATION
              (Name of Registrant as Specified in Its Charter)


 Payment of filing fee (Check the appropriate box):

 [X]  No fee required.

 [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


 (1)  Title of each class of securities to which transaction applies:

 (2)  Aggregate number of securities to which transactions apply:

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

 (4)  Proposed maximum aggregate value of transaction:

 (5)  Total fee paid:

 [ ]  Fee paid previously with preliminary materials:

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1)  Amount previously paid:

 (2)  Form, Schedule or Registration Statement no.:

 (3)  Filing Party:

 (4)  Date Filed:





                            SUNBEAM CORPORATION
                    SUITE 200, 1615 SOUTH CONGRESS AVE.
                        DELRAY BEACH, FLORIDA 33445

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 12, 1998

To The Stockholders of Sunbeam Corporation:

      Notice is hereby given to the stockholders of Sunbeam Corporation, a Delaware corporation (the "Company"), that the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") will be held at the Hilton, 100 Fairway Drive, Deerfield Beach, Florida 33441 on Tuesday, May 12, 1998, at 9:00 a.m. (local time), for the following purposes:

      1. To elect the following seven (7) Directors of the Company for a term of one year: Albert J. Dunlap, Charles M. Elson, Russell A. Kersh, Howard G. Kristol, Peter A. Langerman, William T. Rutter and Faith Whittlesey (for terms to expire at the 1999 Annual Meeting) (Proposal No.
1); and

      2. To approve the grant of stock options to Albert J. Dunlap, the Company's Chairman and Chief Executive Officer, contained in his Employment Agreement with the Company (Proposal No. 2); and

      3. To approve the grant of stock options to Russell A. Kersh, the Company's Vice Chairman and Chief Financial Officer, contained in his Employment Agreement with the Company (Proposal No. 3); and

      4. To approve the grant of stock options to David C. Fannin, the Company's Executive Vice President, Secretary and General Counsel, contained in his Employment Agreement with the Company (Proposal No. 4); and

      5. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the total number of authorized shares of Common Stock to 500,000,000 shares from 200,000,000 shares (Proposal No. 5); and

      6. To approve amendments to the Amended and Restated Sunbeam Corporation Stock Option Plan to increase the number of shares of Common Stock with respect to which awards may be granted to 16,500,000 shares from 11,500,000 shares (Proposal No. 6).

      7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof, including matters incident to the conduct of the Annual Meeting.

      The close of business on March 30, 1998, has been fixed as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting, and only stockholders of record at that time will be entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof.

      Stockholders who do not expect to attend the Annual Meeting in person are urged to sign, date and promptly return the proxy card that is enclosed herewith.

      By Order of the Board of Directors.

                                    David C. Fannin
                                    Secretary

April 6, 1998



                            SUNBEAM CORPORATION
                              PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MAY 12, 1998

      This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors and management of Sunbeam Corporation, a Delaware corporation (the "Company" or "Sunbeam"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hilton, 100 Fairway Drive, Deerfield Beach, Florida 33441 on Tuesday, May 12, 1998, at 9:00 a.m. (local time), and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about April 6, 1998.

                               VOTING SECURITIES

      As of the close of business on March 30, 1998, the date fixed by the Company's Board of Directors (the "Board of Directors") as the record date for determining the stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof, the Company had outstanding [86,457,201] shares of common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote will constitute a quorum. All abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

      The election of Directors of the Company will require the affirmative vote of a plurality of the votes cast on the proposal. In tabulating the vote, votes which are withheld with respect to a nominee and broker non-votes will be disregarded and will have no effect on the outcome of such vote.

      Approval of each of the proposals to approve the grants of stock options to Albert J. Dunlap, Russell A. Kersh and David C. Fannin contained in their respective Employment Agreements with the Company will require the affirmative vote of the holders of a majority of the votes cast on each such proposal, provided that the total number of votes cast on each such proposal represents over 50% of the number of votes entitled to be cast on such proposal. In determining whether each proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

      Approval of the proposal to amend the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock to 500,000,000 from 200,000,000 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

      Approval of the proposal to amend the Amended and Restated Sunbeam Corporation Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock with respect to which awards may be granted to 16,500,000 shares from 11,500,000 shares will require the affirmative vote of the holders of a majority of the votes cast on the proposal, provided that the total number of votes cast on such proposal represents over 50% of the number of votes entitled to be cast on such proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

      If the accompanying proxy card is properly signed and returned to the Company, the shares of Common Stock represented thereby will be voted as specified therein. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. The proxy may, nevertheless, be revoked prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute a revocation of a proxy.

       PROPOSAL 1 -- TO ELECT THE FOLLOWING SEVEN (7) DIRECTORS OF THE
         COMPANY FOR A TERM OF ONE YEAR: ALBERT J. DUNLAP, CHARLES M.
       ELSON, RUSSELL A. KERSH, HOWARD G. KRISTOL, PETER A. LANGERMAN,
                    WILLIAM T. RUTTER AND FAITH WHITTLESEY

      The Company's By-Laws provide that the Board of Directors will consist of not less than three nor more than twelve persons as fixed from time to time by a vote of a majority of the entire Board of Directors. At its meeting held on February 3, 1998, the Board of Directors established the number of Directors of the Company for the upcoming year at seven. At the Annual Meeting, Directors of the Company will be elected to serve one year terms expiring at the 1999 Annual Meeting or until their successors are elected and have been qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a Director of the Company, and if the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

      The names of the nominees, their principal occupations and the year in which each Director of the Company initially joined the Board of Directors are set forth below.

      ALBERT J. DUNLAP, age 60, has been Chairman and Chief Executive Officer of the Company since July 18, 1996. From April 1994 to December 1995, he was Chairman and Chief Executive Officer of Scott Paper Company. From 1991 to 1993, Mr. Dunlap was the Managing Director and Chief Executive Officer of Consolidated Press Holdings Limited (an Australian media, chemicals and agricultural operation).

      CHARLES M. ELSON, age 38, has been a Director of the Company since his appointment to the Board of Directors on September 25, 1996. Mr. Elson has been a Professor of Law at Stetson University College of Law since 1990 and serves as Of Counsel to the law firm of Holland & Knight (since May
1995). He is also a Member of the American Law Institute and the Advisory Council and Commission on Director Compensation and Director Professionalism of the National Association of Corporate Directors. Mr. Elson is Trustee of Talledega College and a Salvatori Fellow of the Heritage Foundation. Mr. Elson has served as a Director of Circon Corporation (a medical manufacturer) since October 1997.

      RUSSELL A. KERSH, age 44, has been Vice Chairman and Chief Financial Officer of the Company since February 1, 1998, and has been a Director of the Company since his appointment on August 6, 1996. He served as Executive Vice President, Finance and Administration of the Company from July 22, 1996 to January 1998. From June 1994 to December 1995 he was Executive Vice President, Finance and Administration of Scott Paper Company. Mr. Kersh served as Chief Operating Officer of Adidas America from January 1993 to May 1994.

      HOWARD G. KRISTOL, age 60, has been a Director of the Company since his appointment on August 6, 1996. Mr. Kristol has been a partner in the law firm of Reboul, MacMurray, Hewitt, Maynard & Kristol since 1976.

      PETER A. LANGERMAN, age 42, has been a Director of the Company since 1990 and served as the Chairman of the Board of Directors from May 22, 1996 until July 18, 1996. Since November 1996, Mr. Langerman has been Senior Vice President and Chief Operating Officer of Franklin Mutual Advisers, Inc., a registered investment advisor and a wholly owned subsidiary of Franklin Resources, Inc., a diversified financial services organization. Mr. Langerman was a Senior Vice President of Heine Securities Corporation, an investment advisory service company, from 1986 to November 1996, and a Vice President of Mutual Series Fund from 1988 until its acquisition by Franklin Resources, Inc. in 1996. He has been a Director of Franklin Mutual Series Fund, Inc. (previously Mutual Series Fund Inc.) since 1988 and a Director of Metallurg Inc. (a metals and related materials manufacturer) since 1997.

      WILLIAM T. RUTTER, age 67, has been a Director of the Company since his appointment on April 8, 1997. Mr. Rutter is a Senior Vice
President/Managing Director, Private Banking of First Union National Bank of Florida, a position he has held since 1986.

      FAITH WHITTLESEY, age 59, has been a Director of the Company since her appointment in December 1996. Mrs. Whittlesey has served as the Chief Executive Officer of the American Swiss Foundation, a charitable and educational foundation, since 1991. She is a member of the Board of Directors of Valassis Communications, Inc. (a publishing and printing company).



             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                      "FOR" THE ELECTION OF SUCH NOMINEES
                          AS DIRECTORS OF THE COMPANY


Directors' Compensation

      Pursuant to the Option Plan, each Director of the Company who is not an employee of the Company or an affiliate of the Funds Group (as defined herein under the caption "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS"), the Company's largest stockholder ("Outside Directors"), is automatically granted 1,500 shares of restricted stock upon his or her initial election or appointment to the Board of Directors and upon each subsequent re-election to the Board of Directors (prorated in case of an election or appointment at any time other than at an annual meeting of stockholders). Such restricted stock vests immediately upon the Director's acceptance of his or her election or appointment.

      Outside Directors do not receive any other fees, but are reimbursed for all ordinary and necessary out-of-pocket expenses incurred by them in attending meetings of the Board of Directors or its Committees.

      Each Outside Director is expected to acquire with his or her own funds (and may purchase from the Company at fair market value on the date of purchase), and thereafter to maintain ownership of, a minimum of 2,000 shares of Common Stock. Such purchase is expected to be made as soon as practicable following each Outside Director's first election or appointment. In compliance with this requirement, each of the Company's Outside Directors, Messrs. Elson, Kristol and Rutter and Ms. Whittlesey, has purchased 6,000, 6,000, 2,000 and 2,390 shares of Common Stock, respectively.

Committees of the Board of Directors; Board of Directors and Committee
Meetings

      During 1997, the Board of Directors held five meetings. As permitted by the By-Laws of the Company, the Company has several standing committees, including an Audit Committee, an Executive Committee and a Compensation Committee. The Executive Committee also serves as the Nominating Committee.

      The Executive Committee of the Board of Directors currently consists of Messrs. Dunlap (Chairman), Langerman, Kristol and Kersh. The Executive Committee has the authority to act in place of the Board of Directors on all matters which would otherwise come before the Board of Directors, except for such matters which are required by law or by the Company's Restated Certificate of Incorporation or By-Laws to be acted upon exclusively by the Board of Directors. In 1997, the Executive Committee met twice (once in its capacity as the Nominating Committee) and acted by unanimous written consent four times. The Executive Committee, in its capacity as the Nominating Committee, will not consider recommendations by stockholders for nominees for election as Directors of the Company, except for recommendations made by the Funds Group. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

      The Audit Committee of the Board of Directors currently consists of Messrs. Rutter (Chairman), Elson and Kristol. The Audit Committee's primary responsibilities are to review the Company's financial statements and accounting controls, to recommend the appointment of the Company's independent auditors and to review the overall scope of the audit. The Audit Committee met once during 1997.

      Compensation issues are the responsibility of the Compensation Committee, consisting of Directors Langerman (Chairman), Elson and Whittlesey. The Compensation Committee is responsible for establishing the general compensation policies of the Company and specific compensation levels for its executive officers and administering the Option Plan and incentive compensation plan. In 1997, the Compensation Committee met three times and acted by unanimous written consent once.

      Each of the Company's incumbent Directors attended (either in person or by telephone) at least 75% of the aggregate number of meetings of the Board of Directors held during 1997 and at least 75% of the aggregate number of meetings held during that time period by the respective
Committee(s) of which such Director was a member.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as of February 27, 1998, with respect to beneficial ownership of the Company's Common Stock by all persons known by the Company to be the record or beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as otherwise noted, all beneficial owners listed below have sole voting and investment power with respect to the shares owned by them.


                                Amount and Nature of     Percentage of
             Name              Beneficial Ownership       Common Stock

Franklin Mutual Series Fund
Inc.,                              17,541,398(1)             20.3%
including:
      Mutual Shares Fund           11,260,174(1)             13.0%
      Mutual Qualified Fund         4,800,554(1)              5.5%

Franklin Mutual Advisers, Inc.     17,541,398(1)             20.3%

Franklin Resources, Inc.
      Charles B. Johnson
      Rupert H. Johnson, Jr.       17,541,398(1)             20.3%

AXA Assurances I.A.R.D.
Mutuelle                            8,598,784(2)              9.9%

including:
      AXA Assurances Vie
          Mutuelle,
      Alpha Assurances Vie
          Mutuelle,
      AXA Courtage Assurance
          Mutuelle,
      AXA-UAP and
      The Equitable Companies
          Incorporated

Fred Alger Management, Inc.
      Fred M. Alger III             4,424,098(3)              5.1%

(1) Information reflected in this table and the notes thereto with respect to Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Mutual Advisers, Inc., and Franklin Mutual Series Fund Inc., Mutual Shares Fund and Mutual Qualified Fund (collectively the "Funds Group") is derived from the Schedule 13D, dated November 1, 1996, filed by them. The address of the Franklin Mutual Series Fund Inc. and of Franklin Mutual Advisers, Inc. is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The address of Franklin Resources, Inc. and each of Charles B. Johnson and Rupert H. Johnson, Jr. is 777 Mariners Island Blvd., San Mateo, California 94404. Shares of Common Stock beneficially owned by Franklin Mutual Series Fund Inc. include shares owned by Mutual Shares Fund and Mutual Qualified Fund, series of portfolios of Franklin Mutual Series Fund Inc. The aggregate number of shares owned by all of the series of Franklin Mutual Series Fund Inc. is 17,541,398. These same shares are also listed as being beneficially owned by (i) Franklin Mutual Advisers, Inc., the investment manager of Franklin Mutual Series Fund Inc., (ii) Franklin Resources, Inc., the sole stockholder of Franklin Mutual Advisers, Inc. and (iii) Charles B. Johnson and Rupert H. Johnson, Jr., the principal stockholders of Franklin Resources, Inc., each of whom owns in excess of 10% of that corporation's common stock. Franklin Mutual Advisers, Inc. has sole voting and dispositive power over the listed shares of Common Stock. Franklin Mutual Advisers, Inc., Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. each disclaim beneficial ownership of these shares.

(2) Information reflected in this table and the notes thereto with respect to AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA Group"), AXA-UAP ("AXA-UAP") and the Equitable Companies Incorporated ("Equitable") is derived from the
     Schedule 13G/A, dated February 17, 1998, filed jointly by the Mutuelles AXA Group, AXA-UAP and Equitable. In the aggregate, Mutuelles AXA Group, AXA-UAP and Equitable own 8,598,784 shares of Common Stock. The members of the Mutuelles AXA Group, AXA-UAP and Equitable each have sole voting power over 5,670,794 of such shares, shared voting power over 1,373,600 such shares, sole dispositive power over 8,591,384 such shares and shared dispositive power over 7,400 such shares. The address of AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is 21 rue de Chateaudun, 75009 Paris, France. The address of Alpha Assurances Vie Mutuelle is 100-101 Terrasse Boieldieu, 92042 Paris La Defense, France. The address of AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand, 75002 Paris, France. The address of AXA-UAP is 23, avenue Matignon, 75008 Paris, France. The address of The Equitable Companies, Inc. is 1290 Avenue of the Americas, New York, N.Y. 10104.

(3) Information reflected in this table and the notes thereto with respect to Fred Alger Management, Inc. and Fred M. Alger III is derived from the Schedule 13G, dated January 15, 1998, filed by and on behalf of Fred Alger Management, Inc. and Fred M. Alger III. Fred M. Alger III is the Chairman of Fred Alger Management, Inc. The address of Fred Alger Management, Inc. and Fred M. Alger III is 75 Maiden Lane, New York, NY 10038. Fred Alger Management, Inc. and Fred M. Alger III have sole dispositive power over 4,409,498 of the shares listed above, sole voting power over 38,413 of such shares and shared voting power over 4,112,985 of such shares.



                       SECURITY OWNERSHIP OF MANAGEMENT


      The following table sets forth the beneficial ownership, reported to the Company as of February 27, 1998, of Common Stock, including shares as to which a right to acquire ownership exists, of: (1) each Director of the Company; (2) each of the Named Executives, as defined herein under the caption "EXECUTIVE COMPENSATION"; and (3) the Directors and current executive officers of the Company as a group.


                         Amount and Nature                Percentage of
Name                     of Beneficial Ownership (1)(2)  Common Stock (2)
----                     ----------------------------    ----------------

Directors

Albert J. Dunlap         5,241,564(3) (7)                    6.06%
Charles M. Elson         9,000 (4)                              *
Russell A. Kersh         1,045,400(3)                        1.21%
Howard G. Kristol        9,000 (4) (6)                          *
Peter A. Langerman       0 (5)                                  0
William T. Rutter        3,500 (4)                              *
Faith Whittlesey         5,390 (4)                              *

Named Executive Officers
------------------------

David C. Fannin          371,433(3)                            *
Donald R. Uzzi           116,666                               *
Lee Griffith             60,543                                *

All Directors and
current
executive officers       6,801,953(8)                       7.9%
as a group (9 persons)

---------------------------

*     Less than one percent.

(1) All Directors and Named Executive Officers have the sole power to vote and to dispose of the shares of Common Stock listed above except as follows: (i) Mr. Dunlap holds 1,491,564 of the listed shares jointly with his wife; (ii) 151,600 shares listed as owned by Mr. Kersh are held by the Russell A. Kersh Irrevocable Trust as to which Mr. Kersh is the sole beneficiary (the power to vote and to dispose of such shares is held by Howard G. Kristol, Trustee of such Trust), and Mr. Kersh holds 5,000 of the listed shares jointly with his spouse and children; (iii) Mr. Fannin holds 20,433 shares of stock jointly with his wife; and (iv) 5,000 of the shares listed as owned by Mr. Griffith are owned by Mr. Griffith's wife and minor children.

(2) Includes shares which Directors and Named Executives have the right to acquire under options which are currently exercisable (including options which may be exercised within the next sixty days). Includes 3,750,000, 781,250, 328,500, 116,666 and 50,000 shares which may be acquired by Messrs. Dunlap, Kersh, Fannin, Uzzi and Griffith, respectively, upon the exercise of options which are currently exercisable. Options which are not currently exercisable and will not become exercisable within sixty days are not included in the table.

(3) Includes 112,500 and 22,500 shares of restricted stock held by Messrs. Kersh and Fannin, respectively.

(4) Includes shares of restricted stock granted to each of Directors Elson, Kristol, Rutter and Whittlesey upon their respective elections, appointments and subsequent reelections to the Board of Directors, all of which shares were immediately vested. See
      "Directors' Compensation" above.

(5) Does not include shares owned by the Funds Group as to which Mr. Langerman disclaims beneficial ownership. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

(6) Does not include shares owned by the Russell A. Kersh Irrevocable Trust (of which Mr. Kristol serves as Trustee) as to which Mr. Kristol disclaims beneficial ownership.

(7) See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS" and "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION -- Compensation of the Chief Executive Officer."

(8) Includes shares which all current executive officers and Directors of the Company have the right to acquire under options which are currently exercisable (including options which may be exercised within the next sixty days) and shares which are subject to restrictions.


                            EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth for the fiscal years ended December 28, 1997, December 29, 1996 and December 31, 1995, the compensation for services rendered to the Company in all capacities of those persons who, during 1997, (i) served as chief executive officer (the "CEO") of the Company and (ii) were the four most highly compensated executive officers of the Company, other than the CEO, as of the Company's fiscal year end (collectively with the CEO, the "Named Executives"). Each of Messrs. Dunlap, Kersh, Uzzi and Griffith joined the Company during 1996.



                            Annual Compensation                    Long Term Compensation
                                                                           Awards

                                                                               Securities
Name and                                                                       Underlying    All Other
principal                                           Other Annual Restricted     Options/     Compensa-
position      Year    Salary ($)        Bonus ($)   Compensation Stock ($)(1)  SARs Awards   tion ($)(2)

Albert J.     1997    1,115,385(3)           0       282,888(4)           0             0      4,750
Dunlap,       1996      507,054(3)           0        63,850(4)  12,500,000     2,500,000      4,750
CEO and
Chairman

Russell       1997      425,000              0        29,283(6)           0             0      4,750
Kersh,        1996      190,384        125,000(5)    240,598(6)   1,812,500       500,000      2,098
Vice
Chairman
and Chief
Financial
Officer

David C.      1997      313,233              0         3,132(7)           0             0      4,750
Fannin,       1996      272,112              0             0        191,250        75,000      4,749
EVP,          1995      222,917         51,271             0              0        65,000     13,536
General
Counsel

Donald        1997      400,000              0        54,787(8)           0       100,000      4,750
Uzzi,         1996       94,904              0       100,456(8)           0       250,000      4,750
EVP,Con-
sumer
Products
Worldwide

Lee           1997      251,353              0         6,592(9)           0             0      4,687
Griffith,     1996       82,372              0        50,000(9)           0       150,000      4,750
Vice
President
Sales



(1) Represents the value of restricted stock awards to Messrs. Dunlap, Kersh and Fannin of 1,000,000, 100,000 and 10,000 shares, respectively (based on the closing market price of $ 12 1/2, $18 1/8 and $19 1/8 per share as of the respective grant dates of July 18, 22 and 29,
     1996). With respect to Mr. Dunlap's shares of restricted stock, one-third of such shares vested as of the grant date and an additional one-third vested on the first anniversary of the grant date; of the remaining 333,334 shares of restricted stock, 133,334 were cancelled as of February 20, 1998 and the remaining 200,000 shares of restricted stock vested as of February 20, 1998. The shares of restricted stock held by Messrs. Kersh and Fannin have vested with respect to one-third of the shares of restricted stock on the first anniversary of the grant date; of the remaining shares of restricted stock, 40% were cancelled as of February 20, 1998 (i.e., 26,664 shares and 2,666 shares, respectively) and the remaining shares of restricted stock vested as of February 20, 1998. At December 26, 1997, the value of the shares of restricted stock held by each of Messrs. Dunlap, Kersh and Fannin was $14,187,528, $2,837,514, and $283,764, respectively (based on the market price of $42 9/16 per share on December 26, 1997). Dividends are paid on all such shares of restricted stock.

(2) The Company adopted an Executive Benefit Replacement Plan (the "Replacement Plan") in 1994 to restore the amount of benefits payable to certain highly compensated employees of the Company who would otherwise be subject to certain limitations on the amount of benefits payable under the Company's 401(k) Savings and Profit Sharing Plan (the "401(k) Plan"). Amounts of All Other Compensation represent the amounts accrued for all Named Executives in 1997 under the Company's Executive Benefit Replacement Plan (including the Company's profit sharing allocation).

(3) Includes $115,385 and $51,923 paid in 1997 and 1996, respectively, in lieu of vacation in accordance with Mr. Dunlap's Employment Agreement.

(4) Includes $[17,250] and $[14,355] for the value of a Company provided automobile in 1997 and 1996, respectively, $[19,491] and $[27,345] as reimbursement for taxes paid on the value of such automobile and other Company provided benefits (including reimbursement for financial planning services, health and dental care premiums and reimbursement for membership in a country club) in 1997 and 1996, respectively, and $41,348 as reimbursement for financial planning services in 1997.

(5)  One time bonus payable pursuant to Mr. Kersh's prior Employment
     Agreement.

(6) For 1997, includes $3,070 as reimbursement for taxes paid on the value of Company provided benefits and $22,560 reimbursement for financial planning services. For 1996, includes a discount on the purchase of stock from the Company in the amount of $239,800.

(7) For 1997, includes $324 as reimbursement for taxes paid on the value of Company provided benefits.

(8) For 1997, includes $50,000 with respect to sale of Mr. Uzzi's home and $3,419 as reimbursement (on a grossed-up basis) for tax preparation services. For 1996, includes $100,000 paid in a lump sum in lieu of reimbursement for moving expenses.

(9) For 1997, includes $692 as reimbursement for taxes paid on the value of Company provided benefits and $5,900 reimbursement for financial planning services. For 1996, represents reimbursement of relocation services.



Option/SAR Grants in Last Fiscal Year


    The following table sets forth information with respect to options to purchase shares of Common Stock granted to Donald R. Uzzi during 1997 pursuant to the Option Plan. No other Named Executive received a grant of options in 1997.


                             % of Total                             Potential Realizable Value
               Number of     Options/                               at Assumed Annual Rates
               Securities    SARs                                   of Stock Price Appreciation
               Underlying    Granted to                             for Option Term (2)
               Options/      Employees    Exercise or
               SARs          in Fiscal    Base Price   Expiration
Name           Granted       Year         ($/Sh)       Date          5%($)      10%($)
-----------------------------------------------------------------------------------------------

Donald R. Uzzi 100,000(1)    3.22%        $25.54       1/1/2007     1,606,197  4,070,418


(1) These options have a term of ten years and become exercisable over three years in equal annual increments commencing on the first anniversary of the grant date.

(2) The dollar amounts are the result of calculations at the 5% and 10% growth rates set by the Securities and Exchange Commission; the rates are not intended to be a forecast of future stock price appreciation. A zero stock price growth will result in zero gain.



Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table sets forth information with respect to option exercises occurring during 1997 and the number of options held by the Named Executives at the Company's fiscal year end.



                                         No. of Securities Underlying  Value of Unexercised In-the-
                                         Unexercised Options Held at         Money Options at
                 Shares                       December 28, 1997            December 28, 1997(1)
                Acquired       Value
    Name      on Exercise     Realized   Unexercisable    Exercisable Unexercisable($) Exercisable($)

Albert J.            0             0       1,666,666      833,334      50,520,813     26,260,436
Dunlap,
CEO

Russell A.           0             0         166,666      333,334       4,717,064      9,434,184
Kersh

David C.             0             0          87,000      113,000       2,169,617      2,960,682
Fannin

Donald R.            0             0          83,333      266,667       1,615,202      4,932,672
Uzzi

Lee Griffith         0             0          50,000      100,000       1,101,625      2,203,250


(1) Based on the difference between the exercise price of the options and the closing price on the New York Stock Exchange of the Common Stock on December 26, 1997 ($42 9/16).


            EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                        CHANGE IN CONTROL ARRANGEMENTS

Employment Agreement with Mr. Dunlap

      As of February 1, 1998, the Company entered into an Employment Agreement with Mr. Dunlap (the "Dunlap Agreement") pursuant to which the Company has agreed to continue to employ Mr. Dunlap as Chairman of the Board of Directors and Chief Executive Officer, and Mr. Dunlap has agreed to serve in such capacities, for a period of three years ending January 31, 2001, and for successive one-year renewal periods unless advance notice of termination is given by either party by no later than August 1 of the immediately preceding year. The Dunlap Agreement is not renewable beyond January 31, 2003. This Dunlap Agreement replaces and supersedes Mr. Dunlap's prior Employment Agreement.

Compensation

      Under the Dunlap Agreement, Mr. Dunlap will be paid a base salary at an annual rate of $2,000,000. The Company may increase Mr. Dunlap's base salary, but may not reduce it after any such increase. Mr. Dunlap is eligible to participate in the other benefit plans available generally to employees or other senior executives of the Company. However, he is not eligible to participate in any incentive plan of the Company. The Company also provides Mr. Dunlap with various perquisites on a grossed-up basis.

Prior Equity Grants

      Under the Dunlap Agreement, all of Mr. Dunlap's then outstanding options, which were granted under Mr. Dunlap's prior Employment Agreement, vested as of February 20, 1998; 40% of Mr. Dunlap's shares of restricted stock were cancelled as of such date, and all of Mr. Dunlap's remaining shares of restricted stock vested as of such date. The Company will reimburse Mr. Dunlap on a grossed-up basis with respect to any income tax assessed in connection with the vesting of such shares of restricted stock.

Certain Equity Grants

      Mr. Dunlap received a grant as of February 1, 1998 of 300,000 shares of Common Stock. Mr. Dunlap also received a grant effective as of February 1, 1998 of options to purchase 3,750,000 shares of Common Stock at a price of $36.85 per share (the "Dunlap Options"), which grant is subject to approval of the Company's stockholders at the Annual Meeting. See "PROPOSAL 2." The term of the Dunlap Options is ten years, and they will vest with respect to one-third of the shares subject thereto on the grant date and an additional one-third on each of the first and second anniversaries of the grant date. Upon the occurrence of a Change in Control of the Company (as defined below), the Dunlap Options will vest in full.

Termination and Change in Control Provisions

      The Company may terminate Mr. Dunlap's employment under the Dunlap Agreement at any time, or due to his disability, or for Cause. As defined in the Dunlap Agreement, "Cause" means (i) willful failure substantially to perform Mr. Dunlap's duties under the Dunlap Agreement, except if such failure results from disability, or (ii) his conviction for a felony (or a plea of guilty or nolo contendere thereto). Mr. Dunlap may terminate his employment under the Dunlap Agreement at any time. In addition, he may terminate his employment for Good Reason by notifying the Company within 90 days after any of the following events occurring without his consent, unless remedied by the Company within 30 days after receiving such notice:

      (i) any change in Mr. Dunlap's title as Chairman of the Board of Directors and Chief Executive Officer or his removal from, or the failure to re-elect him to, such positions;

      (ii) any assignment of duties materially inconsistent with his positions or any material limitation of his powers as contemplated by the Dunlap Agreement;

      (iii) any requirement that Mr. Dunlap be based without his consent anywhere other than at the Company's principal executive office in Palm Beach or Broward County, Florida;

      (iv) any reduction in Mr. Dunlap's base salary;

      (v) any failure to continue in effect any fringe benefit plan in effect at the date of the Dunlap Agreement or to provide Mr. Dunlap equivalent benefits;

      (vi) the failure of the Company to maintain Mr. Dunlap's status as a Director of the Company while he serves as Chief Executive Officer;

      (vii) the failure of the Company to have three individuals (or their successors) designated by Mr. Dunlap elected and reelected as Directors of the Company;

      (viii) a Change in Control of the Company; or

      (ix) any other material breach of the agreement by the Company.

      As defined in the Dunlap Agreement, a "Change in Control" means the occurrence of any one of the following events:

      (i) any "person" as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that Act, of 25% or more of the voting stock of the Company;

      (ii) the majority of the Board of Directors consists of individuals other than Incumbent Directors (which term means the members of the Board of Directors on the date of the Dunlap Agreement and any individuals designated by Mr. Dunlap; provided that any person becoming a Director of the Company subsequent to such date whose election or nomination for election was supported by two-thirds of the Directors of the Company who then comprised the Incumbent Directors is considered to be an Incumbent Director);

      (iii) the Company, without Mr. Dunlap's consent, adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; or

      (iv) all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the persons who were stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

      The Dunlap Agreement provides that, if the Company terminates Mr. Dunlap's employment other than for Cause and not due to his disability, or if he terminates his employment for Good Reason, (i) he will receive as liquidated damages a lump sum payment in an amount equal to the base salary that would have been payable through the period ending January 31, 2001, or any then applicable renewal period, (ii) the Dunlap Options will become fully vested, and he will be entitled to exercise the Dunlap Options (as well as previously granted options) for the balance of their original ten-year term, and (iii) he will be entitled to continue participating in the employee benefit plans in which he had been entitled to participate before termination, for three years after termination, or to receive substantially equivalent benefits.

      The Dunlap Agreement provides that, if the Company terminates Mr. Dunlap's employment for Cause or if he terminates his employment other than for Good Reason, all obligations (other than accrued obligations) of the Company will cease, except that Mr. Dunlap will be able to exercise the Dunlap Options (as well as previously granted options) which are exercisable on the date of termination within 90 days, if the termination is for Cause, and within one year, if it is by Mr. Dunlap without Good Reason.

      The Dunlap Agreement provides that, if Mr. Dunlap's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death the Dunlap Options (as well as previously granted options) which are then exercisable or which would have become exercisable within one year after the date of death. If his employment is terminated due to disability, Mr. Dunlap will be entitled to exercise within three years all Dunlap Options (as well as previously granted options) which are then exercisable or which would have become exercisable within one year after the date of termination.

      In addition, the Dunlap Agreement provides that Mr. Dunlap will be entitled to receive a gross-up with respect to any excise tax applicable under the Internal Revenue Code of 1986, as amended (the "Code"), to "excess parachute payments."

Employment Agreements with Messrs. Kersh, Fannin and Uzzi

      The Company entered into Employment Agreements with each of Messrs. Kersh and Fannin as of February 1, 1998 and with Mr. Uzzi in January 1997. Messrs. Kersh, Fannin and Uzzi are referred to herein as the "Executives." The Employment Agreements with Messrs. Kersh and Fannin have a term ending on January 31, 2001; the Employment Agreement with Mr. Uzzi has a term ending on December 31, 1999. The Employment Agreements with Messrs. Kersh and Fannin replace and supersede their respective prior Employment Agreements with the Company.

Compensation

      Under their respective Employment Agreements, Messrs. Kersh, Fannin and Uzzi will each be paid a base salary at annual rates of $875,000, $595,000 and $400,000, respectively. These base salaries will not be increased during the terms of the Agreements. The Executives will also be eligible to participate in those benefit plans available generally to employees or other senior executives of the Company. However, the Executives will not be eligible to participate in any cash incentive (i.e., bonus) plan of the Company.

Prior Equity Grants

      Under their respective Employment Agreements, all of Mr. Kersh's then outstanding options, which were granted under Mr. Kersh's prior Employment Agreement, and all of Mr. Fannin's then outstanding options vested as of February 20, 1998; 40% of each of Mr. Kersh's and Mr. Fannin's shares of restricted stock were cancelled as of such date, and all of Mr. Kersh's and Mr. Fannin's remaining shares of restricted stock vested as of such date. The Company will reimburse Messrs. Kersh and Fannin on a grossed- up basis with respect to any income tax assessed in connection with the vesting of such shares of restricted stock.

Certain Equity Grants

      Under their respective Employment Agreements, as of February 1, 1998, Messrs. Kersh and Fannin each received a grant of 150,000 and 30,000 shares of restricted stock (the "Executive Restricted Shares"), respectively. Such Executive Restricted Shares will vest in four equal installments on each of February 20, 1998 and the first, second and third anniversaries of February 1, 1998. Messrs. Kersh and Fannin also received grants, effective as of February 1, 1998, of options to purchase 1,125,000 and 750,000 shares of Common Stock, respectively, at a price of $36.85 per share, subject to approval by the Company's stockholders at the Annual Meeting. These options will vest in four equal installments on the grant date and the first, second and third anniversaries of February 1, 1998. See "PROPOSAL 3" and "PROPOSAL 4." Mr. Uzzi has received grants of options under the Option Plan described in "EXECUTIVE COMPENSATION -- Summary Compensation Table" and "-- Options/SAR Grants in Last Fiscal Year."

Termination and Change in Control Provisions

      The Company may terminate an Executive's employment under his Employment Agreement at any time, or due to the Executive's disability, or for Cause (as defined above). Each Executive may terminate his employment under his respective Employment Agreement at any time. In addition, he may terminate his employment for Good Reason (as defined above) by notifying the Company within 90 days after any of the following events occurring without his consent, unless remedied by the Company within 30 days after receiving such notice:

      (i) any assignment of duties materially inconsistent with his positions or any material limitation of his powers as contemplated by such Executive's Employment Agreement;

      (ii) any removal of the Executive from, or any failure to reelect the Executive to, the executive officer position specified in such Executive's Employment Agreement; or

      (iii) any other material breach of such Executive's Employment Agreement by the Company.

      Each Executive's Employment Agreement provides that, if the Company terminates the Executive's employment other than for Cause and not due to his disability, or if the Executive terminates his employment for Good Reason or following a Change in Control (as defined above), (i) such Executive will receive as liquidated damages a lump sum payment in an amount equal to the base salary that would have been payable to him through the end of the employment term, (ii) the options (and Executive Restricted Shares, in the case of Messrs. Kersh and Fannin) granted to such Executive will become fully vested, and the Executive will be entitled to exercise his options (including previously granted options) for the balance of their original ten-year term, and (iii) the Executive will be entitled to continue participating in the employee benefit plans in which he had been entitled to participate before termination, through the end of the employment term, or to receive substantially equivalent benefits.

      Each Executive's Employment Agreement provides that if the Company terminates the Executive's employment for Cause or if the Executive terminates his employment other than for Good Reason or following a Change in Control, all obligations (other than accrued obligations) of the Company will cease, except that such Executive will be able to exercise any options (including previously granted options) granted to him which are exercisable on the date of termination or within 90 days thereof, if the termination is for Cause, and within one year thereof, if the termination is by the Executive other than for Good Reason or following a Change in Control.

      Each Executive's Employment Agreement provides that, if such Executive's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death any options granted to such Executive which are then exercisable or which would have become exercisable within one year after the date of death and, further, the portion of then unvested Executive Restricted Shares, if any, held by such Executive equal to the total number of such unvested Executive Restricted Shares multiplied by a fraction, the numerator of which is 36 minus the number of months remaining in the three years of the Executive's employment term and the denominator of which is 36, will become vested as of the date of death. If an Executive's employment is terminated due to disability, he will be entitled to exercise within three years all options granted to him (including previously granted options) which are then exercisable or which would have become exercisable within one year after the date of termination and a portion of the Executive Restricted Shares, if any, held by such Executive, determined in accordance with the procedure described in the immediately preceding sentence, will become vested as of the Executive's date of termination.

      In addition, each Executive's Employment Agreement provides that the Executive will be entitled to receive a gross-up with respect to any excise tax applicable under the Code to "excess parachute payments."

                   REPORT OF THE COMPENSATION COMMITTEE ON
                            EXECUTIVE COMPENSATION

      The Company's executive compensation policy and administration of its various compensation plans are the responsibility of the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for establishing the general compensation policies of the Company and administering the Option Plan. The Compensation Committee reviews and/or approves specific compensation levels for the Company's senior officers and other key operating and corporate management personnel (collectively the "executive officers" or singularly an "executive officer").

Executive Officer Compensation

Philosophy

      It is the philosophy of the Company that executive compensation be directly linked to the interests of the Company's stockholders and therefore to financial objectives that the Company believes are primary determinants of long-term stockholder value. The Compensation Committee's objectives in administering the Company's executive compensation plans are to ensure that pay levels and incentive compensation are: (1) properly linked to stockholder value, (2) are competitive in attracting, retaining and motivating the best personnel and (3) are simple in design and easily understood. The compensation plan for the Company's executive officers emphasizes the importance of stock options as providing a direct correlation between executive compensation and stockholder interests. In addition to an emphasis on stock options, the Company pays competitive base salaries, bonuses linked directly to overall Company performance and periodic additional grants of stock options pursuant to the Option Plan. The stock option element of compensation, together with the Company's stock purchase plan (described below) and its use of Common Stock as matching contributions and profit sharing contributions to the 401(k) Plan are all intended to encourage ownership and retention of Company stock by all employees, and especially executive officers. This provides executive officers and other employees with the opportunity to build, through the achievement of financial goals that benefit all stockholders, a meaningful ownership stake in the Company.

      The Company's most senior officers, including the Operating Committee consisting of Messrs. Dunlap, Kersh, Fannin and Uzzi, are excluded from the Company's programs of base compensation increases and bonuses. Their sole incentive beyond base salary is based upon substantial grants of stock options, ownership of stock and increases in stockholder value. These persons are heavily dependent upon an increase in the share price of the Common Stock to realize the potential of their compensation packages.

Financial Criteria

      For other officers of the Company, the most substantial motivator also is increasing stockholder value, as all officers are heavily dependent upon significant option grants for ultimate realization of their compensation goals. In addition, however, each of them also is a participant in the Sunbeam Bonus Plan (the "Bonus Plan"). Under the Bonus Plan, certain employees and officers (other than the Company's most senior officers, including the Operating Committee, who are ineligible to participate in the Bonus Plan) are eligible to receive bonuses based upon two factors: (1) Company performance as measured by earnings per share ("EPS") and (2) individual performance against quantifiable measurement criteria established with each such officer. Company performance must reach targeted levels or no bonuses will be paid to any officer. If Company performance is achieved, then individual achievement of measurement criteria will determine the amount of any bonus payable to an officer for 1998.

      Overall, the Company's compensation philosophy de-emphasizes base salary and increases in base salary, and places a greater emphasis upon incentive compensation in the form of stock appreciation and incentive performance bonus compensation. This places a greater percentage of compensation "at risk" and in line with the Company's stockholders. Base salaries for the Company's executives, many of whom were hired in 1996 after the employment of Mr. Dunlap, were established based in large part upon their salaries at prior positions. The Company does not attempt to match executive compensation to the compensation levels at those companies which are included in the Company's self-constructed stockholder return peer group. See "STOCKHOLDER RETURN PERFORMANCE PRESENTATION" for a description of the Company's stockholder return peer group.

      For 1997/98, the Company awarded substantial salary increases only in connection with changes in responsibility; minor salary increases were made in a very small number of cases.

      The Compensation Committee adopted the Bonus Plan in 1997 in order to motivate the Company's key employees to increase stockholder wealth by maximizing earnings per share of the Common Stock, which the Compensation Committee believes is the key driver in determining share value. In addition to officers (other than members of the Company's Operating Committee, who are ineligible to participate in the Bonus Plan) all salaried employees of the Company are eligible to participate in the Bonus Plan.

      The Bonus Plan's design provides that during each fiscal year, the Operating Committee of the Company will recommend to the Compensation Committee a minimum level of performance (measured by EPS of the Common Stock for such year), below which no Bonus Plan participant shall receive any bonus. At the minimum level of acceptable Company EPS performance, Bonus Plan participants will be eligible to receive up to 75% of their individual bonus target (a percentage of base salary in the case of management and professional employees and a flat dollar amount in the case of administrative employees). At another, higher level of EPS performance, participants will be entitled to receive up to 100% of their individual bonus target. At even higher levels of EPS performance ("stretch targets"), participants may receive up to 200% of their individual bonus target. The Bonus Plan also provides for percentage gradations between these key milestones, so that a bonus recipient may receive varying percentages of his or her bonus targets between 75% and 200%.

      While the Company must achieve the prescribed EPS performance levels before any Bonus Plan participant is eligible to receive any bonus, this does not guarantee that a participant necessarily will receive a bonus. In order to receive a bonus, a participant must achieve at least four individual performance goals established with the concurrence of his or her supervisor. These performance goals are oriented towards quantitative objectives, such as cost savings or earnings enhancement.

      The Compensation Committee believes that this combination of requiring a minimum overall Company performance, measured by EPS performance requirements before any bonuses are paid, coupled with individual goals which are quantitative in nature and calculated to increase productivity, reduce costs or otherwise enhance profitability of the Company, assures that the Company's compensation system, especially the performance bonus program, aligns the interests of the Company's officers and other employees with the interests of its stockholders.

      For the Company's fiscal year ended December 28, 1997, the Company paid a total of $2,242,615 to employees under the Bonus Plan.

Extension of Options to all Company Employees; Stock Ownership Plan; 401(k) Plan Changes

      Since the Company's change in senior management in July 1996, the Company's compensation philosophy for all employees, not just officers, has broadened to include greater participation by Company employees at all levels in the stock option and stock ownership programs of the Company. Effective January 1, 1997, the Company broadened the Option Plan to provide for the grant of options to all levels of Company employees, including factory workers in the Company's U. S. facilities, U.S. clerical personnel and others who had not previously been participants in the Option Plan.

      In addition, on January 1, 1997, the Company instituted a stock purchase program for all U.S. employees of the Company. This plan permits employees to designate a portion of each paycheck for deposit into a stock purchase account. Once each month, the administrator of the plan uses funds in the stock purchase account to purchase shares of Common Stock in the open market. Participants in this plan do not pay any commissions to the plan administrator with respect to the purchase of these shares. Participants otherwise receive no discount or other incentive for participation in the plan.

      The Company also, as of January 1, 1997, instituted changes in the 401(k) Plan to provide that all Company matching contributions are to be made in shares of Common Stock and that any profit sharing contributions also are to be made in shares of Common Stock. For the fiscal year ended December 28, 1997, the Company made a profit sharing contribution under the 401(k) Plan for hourly employees only in the amount of approximately $600,000.

Discussion of Amendments to the Option Plan

      During 1997, the Board of Directors approved amendments to the Option Plan at meetings held in April and October. In April, the Board approved amendments to delete the requirement that a "Change in Status" occur in connection with a "Change in Control", as respectively defined in the Option Plan, in order to accelerate the vesting of a participant's options and to change the default vesting schedule for all options from five years to three years. In October 1997, the Board of Directors amended the Option Plan to change the name of the Option Plan to the Amended and Restated Sunbeam Corporation Stock Option Plan and to provide that the "Fair Market Value" for all option grants will be the average selling price of a share of Common Stock on the exchange or national market system on which the Common Stock is traded, on the date of grant of an option to acquire Common Stock pursuant to the Option Plan.

      In 1998, the Board of Directors approved, subject to approval of the Company's stockholders at the Annual Meeting, a further amendment to the Option Plan to increase the number of shares of Common Stock which may be issued under the Option Plan to 16,500,000 shares from 11,500,000 shares. See "PROPOSAL 6."

Compliance with Certain Tax Laws

      Section 162(m) of the Internal Revenue Code limits to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to its CEO and each of its four highest paid executive officers, to the extent that such compensation is not "performance based" compensation within the meaning of Section 162(m). Mr. Dunlap's base compensation has been increased to $2,000,000 per year under the Dunlap Agreement. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND, CHANGE IN CONTROL ARRANGEMENTS Employment Agreement with Mr. Dunlap." The Company will not be able to deduct such base compensation paid in excess of $1,000,000. The Company does not anticipate that bonus payments will be made to Mr. Dunlap (the sole executive officer whose compensation is anticipated to exceed $1,000,000). The Company's award of options (both pursuant to the Option Plan and as approved by the stockholders) is expected to qualify as "performance based" compensation pursuant to Section 162(m). The vesting of the respective awards of shares of restricted stock to Messrs. Dunlap and Kersh is expected to exceed the $1,000,000 compensation level (together with their base salaries) and will not be deductible by the Company to the extent in excess of $1,000,000.

Compensation of Chief Executive Officer

      As of February 1, 1998, the Company entered into the Dunlap Agreement with Albert J. Dunlap, the Company's Chairman and Chief Executive Officer. The terms of the Dunlap Agreement were negotiated with and approved by the Compensation Committee and the Board of Directors. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
- Employment Agreement with Mr. Dunlap." At Mr. Dunlap's request, Mr. Dunlap's compensation package is heavily oriented towards stock based compensation. Mr. Dunlap will receive a base salary of $2,000,000 per year for each year of the employment agreement but is not eligible for any bonus payment. Mr. Dunlap's potential increases in compensation will result from increases in the value of his stock investment in the Company. Mr. Dunlap holds 1,300,000 shares of Common Stock which were granted to him by the Company and options to acquire up to 6,250,000 shares of Common Stock (of which 3,750,000 are vested, and the remaining 2,500,000 will vest in equal increments on each of the first and second anniversary dates of the effective date of the Dunlap Agreement).

      The foregoing report is furnished by the Compensation Committee of the Board of Directors and the members of the Committee.


                                          Compensation Committee

                                          Peter Langerman, Chairman
                                          Charles Elson
                                          Faith Whittlesey



                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION


      The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from December 31, 1992 through December 28, 1997, with the cumulative total return of the Standard and Poors Composite-500 Stock Index and a Company constructed index of peer companies. The graph also presents the value of the Common Stock on the date of Mr. Dunlap's employment with the Company. Included in the Company constructed peer group index are Rubbermaid Incorporated, Newell Co. and The Gillette Company, Inc. all of which are engaged in retail sales of consumer goods. The graph assumes that the value of the investment in Common Stock was $100 on December 31, 1992, and that all dividends were reinvested quarterly.

COMPARISON OF TOTAL RETURN SINCE DECEMBER 31, 1992 OF SUNBEAM
CORPORATION COMMON STOCK, S&P 500, AND PEER GROUP COMPANIES

                             [GRAPH APPEARS HERE]


 Measurement Period        Sunbeam               Peer                 S&P
(Fiscal Year Covered)    Corporation            Group                 500

      12/31/92               $100                $100                $100

      12/31/93               $126                $106                $110

      12/30/94               $148                $121                $112

      12/29/95               $88                 $155                $154

       7/18/96               $72                 $180                $162

      12/31/96               $147                $214                $189

      12/31/97               $244                $277                $252


      PROPOSAL 2 -- APPROVAL OF STOCK OPTION GRANT TO ALBERT J. DUNLAP,
        THE COMPANY'S CHAIRMAN AND CHIEF EXECUTIVE OFFICER, CONTAINED
                 IN HIS EMPLOYMENT AGREEMENT WITH THE COMPANY

      As of February 1, 1998, the Company entered into the Dunlap Agreement, which provides for, among other things, a new three-year term of employment for Mr. Dunlap, the Company's Chairman and Chief Executive Officer. The Board of Directors is requesting stockholder approval of the provisions of the Dunlap Agreement which provide for a grant of stock options to Mr. Dunlap. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS."

      The Dunlap Agreement provides that, subject to approval by the Company's stockholders at the Annual Meeting, Mr. Dunlap received the grant of the Dunlap Options. The term of the Dunlap Options is ten years, and they will vest with respect to one-third of the shares subject thereto on the grant date and with respect to an additional one-third on each of the first and second anniversaries of the grant date.

      The Dunlap Agreement further provides that (i) upon the occurrence of a Change in Control, the Dunlap Options will become fully vested and Mr. Dunlap will be entitled to exercise the Dunlap Options for the balance of the original ten-year term, (ii) if the Company terminates Mr. Dunlap's employment other than for Cause and not due to his disability, or if he terminates his employment for Good Reason, the Dunlap Options will become fully vested and he will be entitled to exercise the Dunlap Options for the balance of the original ten-year term, (iii) if the Company terminates Mr. Dunlap's employment for Cause, he will be able to exercise the Dunlap Options which are exercisable on the date of termination within 90 days of the date of termination and if he terminates his employment other than for Good Reason, he will be able to exercise the Dunlap Options which are exercisable on the date of termination within one year of the date of termination, (iv) if Mr. Dunlap's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death the Dunlap Options which are then exercisable or which would have become exercisable within one year after the date of death, and (v) if his employment is terminated due to disability, he will be entitled to exercise within three years all Dunlap Options which are then exercisable or which would have become exercisable within one year after the date of termination. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS" for definitions of all capitalized terms not otherwise defined herein.

      If the stockholders of the Company do not approve the grant of the Dunlap Options to Mr. Dunlap, the Company and Mr. Dunlap have agreed to negotiate in good faith mutually acceptable alternative compensation arrangements. The terms and conditions of any such alternative compensation arrangements have not been determined. Failure to approve the grant of the Dunlap Options to Mr. Dunlap will not affect any other provisions of the Dunlap Agreement. However, if the stockholders of the Company do not approve the grant of the Dunlap Options to Mr. Dunlap, Mr. Dunlap may elect to terminate his employment for Good Reason.

      Approval of this proposal to approve the grant of the Dunlap Options to Mr. Dunlap contained in his Employment Agreement with the Company will require the affirmative vote of the holders of a majority of the votes cast on the proposal, provided that the total number of votes cast represents over 50% of the number of votes entitled to be cast on this proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
                 OF THE STOCK OPTION GRANT TO ALBERT J. DUNLAP


      PROPOSAL 3 -- APPROVAL OF STOCK OPTION GRANT TO RUSSELL A. KERSH,
           THE COMPANY'S VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER,
            CONTAINED IN HIS EMPLOYMENT AGREEMENT WITH THE COMPANY

      As of February 1, 1998, the Company entered into a new three-year Employment Agreement (the "Kersh Agreement") with Russell A. Kersh. The Board of Directors is requesting stockholder approval of the provisions of the Kersh Agreement which provide for a grant of stock options to Mr. Kersh. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS."

      The Kersh Agreement provides that, subject to approval by the Company's stockholders at the Annual Meeting, Mr. Kersh received a grant effective as of February 1, 1998 of options to purchase 1,125,000 shares of Common Stock at a price of $36.85 per share (the "Kersh Options"). The term of the Kersh Options is ten years, and they will vest with respect to one-fourth of the shares subject thereto on the grant date and with respect to an additional one-fourth on each of the first, second and third anniversaries of the grant date.

      The Kersh Agreement further provides that (i) upon the occurrence of a Change in Control, the Kersh Options will become fully vested and Mr. Kersh will be entitled to exercise the Kersh Options for the balance of the original ten-year term, (ii) if the Company terminates Mr. Kersh's employment other than for Cause and not due to his disability, or if he terminates his employment for Good Reason, the Kersh Options will become fully vested and he will be entitled to exercise the Kersh Options for the balance of the original ten-year term, (iii) if the Company terminates Mr. Kersh's employment for Cause, he will be able to exercise the Kersh Options which are exercisable on the date of termination within 90 days of the date of termination and if he terminates his employment other than for Good Reason, he will be able to exercise the Kersh Options which are exercisable on the date of termination within one year of the date of termination, (iv) if Mr. Kersh's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death the Kersh Options which are then exercisable or which would have become exercisable within one year after the date of death, and (v) if his employment is terminated due to disability, he will be entitled to exercise within three years all Kersh Options which are then exercisable or which would have become exercisable within one year after the date of termination. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS" for definitions of all capitalized terms not otherwise defined herein.

      If the stockholders of the Company do not approve the grant of the Kersh Options to Mr. Kersh, the Company and Mr. Kersh have agreed to negotiate in good faith mutually acceptable alternative compensation arrangements. The terms and conditions of any such alternative compensation arrangements have not been determined. Failure to approve the grant of the Kersh Options to Mr. Kersh will not affect any other provisions of the Kersh Agreement. However, if the stockholders of the Company do not approve the grant of the Kersh Options to Mr. Kersh, Mr. Kersh may elect to terminate his employment for Good Reason.

      Approval of this proposal to approve the grant of the Kersh Options to Mr. Kersh contained in his Employment Agreement with the Company will require the affirmative vote of the holders of a majority of the votes cast on the proposal, provided that the total number of votes cast represents over 50% of the number of votes entitled to be cast on this proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
                OF THE STOCK OPTION GRANT TO RUSSELL A. KERSH


       PROPOSAL 4 -- APPROVAL OF STOCK OPTION GRANT TO DAVID C. FANNIN,
        THE COMPANY'S EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL
                COUNSEL, CONTAINED IN HIS EMPLOYMENT AGREEMENT
                               WITH THE COMPANY

      As of February 1, 1998, the Company entered into a new three-year Employment Agreement (the "Fannin Agreement") with David C. Fannin. The Board of Directors is requesting stockholder approval of the provisions of the Fannin Agreement which provide for a grant of stock options to Mr. Fannin. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS."

      The Fannin Agreement provides that, subject to approval by the Company's stockholders at the Annual Meeting, Mr. Fannin received a grant effective as of Februrary 1, 1998 of options to purchase 750,000 shares of Common Stock at a price of $36.85 per share (the "Fannin Options"). The term of the Fannin Options is ten years, and they will vest with respect to one-fourth of the shares subject thereto on the grant date and an additional one-fourth on each of the first, second and third anniversaries of the grant date.

      The Fannin Agreement further provides that (i) upon the occurrence of a Change in Control, the Fannin Options will become fully vested and Mr. Fannin will be entitled to exercise the Fannin Options for the balance of the original ten-year term, (ii) if the Company terminates Mr. Fannin's employment other than for Cause and not due to his disability, or if he terminates his employment for Good Reason, the Fannin Options will become fully vested and he will be entitled to exercise the Fannin Options for the balance of the original ten-year term, (iii) if the Company terminates Mr. Fannin's employment for Cause, he will be able to exercise the Fannin Options which are exercisable on the date of termination within 90 days of the date of termination and if he terminates his employment other than for Good Reason, he will be able to exercise the Fannin Options which are exercisable on the date of termination within one year of the date of termination, (iv) if Mr. Fannin's employment is terminated due to his death, his estate or legal representative will be entitled to exercise within one year after the date of death the Fannin Options which are then exercisable or which would have become exercisable within one year after the date of death, and (v) if his employment is terminated due to disability, he will be entitled to exercise within three years all Fannin Options which are then exercisable or which would have become exercisable within one year after the date of termination. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS" for definitions of all capitalized terms not otherwise defined herein.

      If the stockholders of the Company do not approve the grant of the Fannin Options to Mr. Fannin, the Company and Mr. Fannin have agreed to negotiate in good faith mutually acceptable alternative compensation arrangements. The terms and conditions of any such alternative compensation arrangements have not been determined. Failure to approve the grant of the Fannin Options to Mr. Fannin will not affect any other provisions of the Fannin Agreement. However, if the stockholders of the Company do not approve the grant of the Fannin Options to Mr. Fannin, Mr. Fannin may elect to terminate his employment for Good Reason.

      Approval of this proposal to approve the grant of the Fannin Options to Mr. Fannin contained in his Employment Agreement with the Company will require the affirmative vote of the holders of a majority of the votes cast on the proposal, provided that the total number of votes cast represents over 50% of the number of votes entitled to be cast on this proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
                 OF THE STOCK OPTION GRANT TO DAVID C. FANNIN

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      No income will result to Messrs. Dunlap, Kersh or Fannin upon the grants of stock options discussed above. Upon the exercise of such a stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option price would be taxed to the individual exercising such stock option as ordinary compensation income.

      Section 162(m) of the Code disallows a publicly-held company's deductions for compensation exceeding $1,000,000 per year for certain executives. However, compensation which constitutes "performance based compensation" approved by the Company's stockholders is excluded from the above limitation. The stock option grants have been designed to enable the stock options described above to qualify as performance based compensation if the stock option grants are approved by the Company's stockholders. Accordingly, upon the exercise of a stock option, the Company will be entitled to a deduction in the amount equal to the compensation income to the employee.

      The preceding discussion is based upon the Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of stock options.


        PROPOSAL 5 -- AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF
                 COMMON STOCK TO 500,000,000 FROM 200,000,000

      The Company's Board of Directors has approved an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to 500,000,000 from 200,000,000. As of March 30, 1998, there were [86,457,201] shares of Common Stock outstanding and an additional [4,568,959] shares of Common Stock held in the Company's treasury. As of March 30, 1998, there were [16,129,197] shares of Common Stock reserved for issuance pursuant to the exercise of stock options under the Option Plan. On March 2, 1998, the Company publicly announced that it had agreed to acquire The Coleman Company, Inc., the world's leading manufacturer and marketer of outdoor recreational products. In connection with such acquisition, the Company will be required to issue an aggregate of approximately 21,311,571 shares of Common Stock (including all of the Company's treasury shares). After giving effect to such issuance, as well as to the issuance of shares of Common Stock pursuant to the exercise of
(i) currently outstanding options to acquire shares of Common Stock under the Option Plan, (ii) options to acquire shares of Common Stock granted to Messrs. Dunlap, Kersh and Fannin pursuant to their respective Employment Agreements (if approved by the Company's stockholders at the Annual Meeting), and (iii) future options available to be granted as a result of the proposed amendments to the Option Plan (if approved by the Company's stockholders at the Annual Meeting), the Company will have 65,945,251 shares of Common Stock available for future issuances, or less than the total number of shares that would be outstanding after giving effect to all such issuances.

      The Board of Directors believes that the number of shares of the Company's authorized Common Stock should be increased in order to maintain shares which are available from time to time as needed for corporate purposes approved by the Board of Directors. Such corporate purposes could include the acquisition by the Company of other companies or assets, the raising of additional capital through public offerings, the declaration of stock splits or stock dividends and the issuance of stock under the Option Plan and other employee benefit plans. Except as set forth above, the Company has not entered into any agreement or plan, and has no present plans, for the issuance of the additional shares of Common Stock, but desires to have such shares available for future issuances as the need may arise without the delay which would be incident to approval of any such issuance in the future for any specific transaction.

      If the proposed amendment is approved, the additional shares could be issued by the Board of Directors without further vote or approval of the stockholders. The Company's stockholders do not and will not have pre-emptive rights to acquire any additional shares of Common Stock that may be approved for issuance.

      The adoption of this proposal for the increase in the number of authorized shares of Common Stock might have the effect of discouraging an attempt to remove incumbent management or gain control of the Company, even if such activities were perceived by stockholders of the Company to be favorable to them. The additional authorized shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. The proposed increase in authorized capital is not designed to have an anti-takeover effect, to dilute the stock ownership of any person seeking to obtain control of the Company nor are there any plans to privately place any of the shares to be added to the authorized capital by the proposed amendments.

      Approval of this proposal to amend the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock to 500,000,000 from 200,000,000 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, abstentions and broker non-votes will be counted and have the same effect as a vote against the proposal.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE
              PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION


             PROPOSAL 6 -- AMENDMENTS TO THE AMENDED AND RESTATED
              SUNBEAM CORPORATION STOCK OPTION PLAN TO INCREASE
              THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT
             TO WHICH AWARDS MAY BE GRANTED TO 16,500,000 SHARES
                            FROM 11,500,000 SHARES

      The Company currently maintains the Option Plan, which originally became effective on January 1, 1991, and which has since been amended by the Board of Directors and by action of the stockholders of the Company. The Board of Directors proposes to further amend the Option Plan to increase the number of shares of Common Stock which may be issued under the Option Plan to 16,500,000 shares from 11,500,000 shares (the "1998 Amendment"). A copy of the Option Plan, as proposed to be amended, is attached hereto as Appendix A and reference is made to the Appendix for a complete statement of the Option Plan.

The Option Plan

      The Option Plan is used by the Company to attract, retain and motivate executive, management and other employees by providing them with an ownership interest in the Company. Under the Option Plan, participants selected by the Committee, are eligible for grants of options to acquire shares of Common Stock and awards of shares of restricted Common Stock which, when granted, are subject to forfeiture and may not be transferred by the participants. No person may be granted options under the Option Plan for more than 250,000 shares of Common Stock, or more than 25,000 shares of restricted stock, in any fiscal year of the Company.

      The Option Plan is administered by the Compensation Committee, consisting of Directors Langerman, Elson and Whittlesey. The Compensation Committee has authority, subject to the terms of the Option Plan, to determine: (i) when and to whom to make grants under the Option Plan (but no option or stock award may be granted later than December 31, 2006); (ii) the number of shares of Common Stock to be covered by such grants; (iii) the types and terms of options; and (iv) the exercise price of the shares of Common Stock covered by options. The Compensation Committee also has the authority to prescribe, amend and rescind rules and regulations governing the Option Plan. In determining grants under the Option Plan, the Compensation Committee considers, among other things, the number of shares available for grant and the performance of individual candidates. Directors of the Company, executive officers, members of management, other key employees and all full time employees are eligible to participate. The Option Plan may generally be amended by the Board of Directors, except as described below with respect to certain matters which must be submitted to a vote of the stockholders.

      Options granted under the terms of the Option Plan are non-qualified stock options. The term of each option commences on the date of grant and expires at the close of business on the earlier of the (i) the tenth anniversary of the date of grant or (ii) the 45th day following the termination of the optionee's employment with the Company. If an optionee's employment terminates due to death, all options held by the participant at death become immediately exercisable in full, and upon a "Change in Control" of the Company (as defined in the Option Plan), all options held by optionees who are then employed by the Company become immediately exercisable in full. The exercise price of, and the number of shares covered by, each option is subject to adjustment to reflect stock dividends, stock splits, other recapitalizations, reclassifications or other changes affecting the number or kind of outstanding shares.

      The exercise price of an option may be paid in cash or, with the consent of the Committee, in shares of stock based on the fair market value on the date of exercise and on terms and conditions to be determined by the Company. This "cashless exercise" may be effectuated in one of two ways. First, the Option Plan permits the Compensation Committee to allow an Option Plan participant to pay the exercise price in shares of stock of the Company. Second, the Option Plan permits a "cashless exercise" of an option and payment of withholding taxes through a broker-assisted transaction. In a broker-assisted exercise, a broker advances the funds necessary for the optionee to exercise the option and then immediately sells a sufficient number of shares acquired upon the exercise to fund the exercise price, broker fees and, if the participant elects, the optionee's income tax withholding liability.

      The Option Plan also permits grants of restricted stock to the participants. The Option Plan provides that, subject to the Compensation Committee's discretion to provide otherwise, the forfeiture and restrictive provisions lapse with respect to one-seventh of the shares of restricted stock granted on each of the first through the seventh anniversaries of the date of grant provided that such provisions would also lapse upon a Change in Control, if the participant is an employee or Director of the Company at the time of such a Change in Control.

      Options are not transferable. Each option is exercisable during the lifetime of an optionee only by the optionee to whom it was granted, and after the optionee's death only by the optionee's estate or legal representative.

      Inasmuch as the Compensation Committee determines, in its discretion (subject to the limitation described above), the employees to whom options and shares of restricted stock will be granted and the number of shares subject to such options and the number of such shares of restricted stock, future grants to be made under the Option Plan are not determinable. The number of stock options granted under the Option Plan in the aggregate during the 1997 fiscal year were as follows: all then current executive officers as a group (consisting of 5 persons), 100,000 shares; all nonemployee Directors as a group, none; and all employees as a group (consisting of 3,738 persons), 3,109,463 shares.

Federal Income Tax Consequences of the Option Plan

      The tax consequences of non-qualified options and restricted stock awards are complex. The description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Non-Qualified Stock Options ("NQSOs")

      There will be no federal income tax consequences to the participants or the Company on the grant of a NQSO. On the exercise of a NQSO, the participant will have taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. Generally, the Company will be entitled to a federal income tax deduction in an amount equal to such excess. Any ordinary income realized by a participant upon exercise of a NQSO will increase his tax basis in the Common Stock acquired by exercise of the NQSO. Upon the sale of Common Stock acquired by exercise of a NQSO, participants realize long-term or short-term capital gain or loss depending upon their holding period for such stock.

      A participant who surrenders shares of Common Stock in payment of the exercise price of a NQSO will not recognize gain or loss on his surrender of such shares. The number of shares received equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise (representing the amount of recognized ordinary income to the recipient), and the capital gains holding period will begin on the date of exercise.

Restricted Stock

      Under the Code, a participant normally will not realize taxable income and the Company will not be entitled to a deduction upon the grant of shares of restricted stock. When the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code) or become transferrable, the participant will realize taxable ordinary income generally in an amount equal to the fair market value of such number of shares of Common Stock at that time, and the Company will be entitled to a deduction in the same amount. However, if a participant makes an election under Section 83(b) of the Code, the participant will recognize ordinary income in the year the shares of restricted stock are awarded in an amount equal to the fair market value of the shares of restricted stock at the date of grant, determined without regard to the restrictions. Generally, in that event, the Company will be entitled to a tax deduction in such year in the same amount, and any gain or loss realized by the participant upon the subsequent disposition of Common Stock will be capital gain or loss and will not result in any further deduction to the Company.

Parachute Payments

      The exercise of any portion of an option or the lapse of restrictions relating to shares of restricted stock that is accelerated, as a result of a Change in Control or a similar event, may cause payments with respect to such accelerated options or accelerated lapse of restrictions to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company in whole or in part for federal income tax purposes and may subject the employee to a non-deductible 20% federal excise tax on all or a portion of such payment in addition to other taxes ordinarily payable. In the event that the acceleration of the exercisability of options or the lapse of restrictions relating to shares of restricted stock results in an excise tax, the Option Plan currently provides that the Company will pay the participant additional compensation necessary to place the participant in the same after-tax position he would have been in had no such excise tax been paid or incurred. Such additional compensation would be non-deductible to the Company for federal income tax purposes.

Reasons for the 1998 Amendment to the Option Plan; Recommendation of the Board of Directors

      The Board of Directors has given due consideration to the Option Plan and has determined that adoption of the 1998 Amendment is in the best interest of the Company. The Company in recent years has used the Option Plan as a means of retaining and compensating employees. The Company believes that the ability to use the Option Plan to attract and retain key personnel has been essential to the growth of the Company. The purpose of the 1998 Amendment is to expand the ability of the Company to reward the services of experienced key personnel, including Directors of the Company, by the provision of economic incentives in the form of stock options and restricted stock and to ensure that the federal income tax deduction otherwise available to the Company with respect to the Option Plan will continue.

      Approval of the 1998 Amendment to the Option Plan will require the affirmative vote of the holders of a majority of the votes cast on the proposal, provided that the total number of votes cast on such proposal represents over 50% of the number of votes entitled to be cast on such proposal.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
               OF THE 1998 AMENDMENT TO THE SUNBEAM CORPORATION
                    AMENDED AND RESTATED STOCK OPTION PLAN


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 1997, the Company employed the law firm of Reboul, MacMurray, Hewitt, Maynard and Kristol, of which Director Kristol is a partner. The fees paid by the Company to Reboul, MacMurray, Hewitt, Maynard and Kristol during 1997 did not exceed 5% of the firm's gross revenues for the last full fiscal year. During 1997, the Company also employed the law firm of Holland & Knight, of which Director Elson is Of Counsel. The initial employment of Holland & Knight occurred prior to Mr. Elson's appointment to the Board of Directors. Mr. Elson has not been involved in the provision of legal services to the Company and the Company no longer engages Holland & Knight.

                                 OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

      The Company is not aware of any substantial interest, direct or indirect, by holders of Common Stock or otherwise, of any officer, Director, Director nominee or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of the Company's Common Stock with the SEC and the New York Stock Exchange. These insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of the Section 16(a) forms furnished to the Company during fiscal 1997, or written representations from certain reporting persons that no Forms 5 were required for those persons, all Section 16(a) filing requirements applicable to the Company's officers, Directors and beneficial owners of more than 10% of the outstanding shares of Common Stock were compiled on a timely basis.

                             INDEPENDENT AUDITORS

      The firm of Arthur Andersen, LLP has been retained by the Company as independent auditors to audit the financial statements of the Company. Representatives of Arthur Andersen, LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                             COST OF SOLICITATION

      This solicitation is made on behalf of the Company. The cost of soliciting proxies has been or will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for such solicitation. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company may reimburse them for any attendant expenses.

                          1999 STOCKHOLDER PROPOSALS

      Any stockholder proposal intended to be presented for consideration at the 1999 Annual Meeting of Stockholders and to be included in the Company's Proxy Statement for that meeting must be received by the Secretary at the Company's corporate office, 1615 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, on or before January 12, 1999.

                              COPIES OF FORM 10-K

      The Company will provide a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules contained therein, to any stockholder upon request. Requests should be sent to Rich Goudis, Vice President, Investor Relations, for the Company, at 1615 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 - Telephone: (561) 243-2100.




                                                                 APPENDIX A

                            AMENDED AND RESTATED
                            SUNBEAM CORPORATION
                             STOCK OPTION PLAN


1.    Purpose.

      The purpose of the Sunbeam Corporation Stock Option Plan is to provide incentives for selected executives, key employees, Outside Directors and Designated Others to promote the financial success and progress of Sunbeam Corporation. Capitalized terms used throughout this Plan shall have the meanings ascribed to them in Section 16 hereof.

2.    Stock Subject to the Plan.

      (a) Subject to the provisions of this Section and Section 9, the maximum number of shares of Stock that may be issued under the Plan is 16,500,000 shares, to be allocated as follows:

            (i) 16,300,000 shares may be issued in connection with the grant of Options pursuant to Section 3; and

            (ii) 200,000 shares may be issued in connection with the grant of Restricted Stock Awards pursuant to Section 3.

            Such shares may be either authorized but unissued shares or treasury shares.

      (b) The number of shares subject to an Option or a Restricted Stock Award that has been granted under the Plan shall no longer be charged against the limitation provided in Section 2(a), and may again be made subject to Options or Restricted Stock Awards, as the case may be, to the extent that Options expire unexercised or are terminated, surrendered or canceled before exercise or Restricted Stock Awards are forfeited, terminated, surrendered or canceled due to a Participant's termination of employment or service as an Outside Director or for any other reason.

3. Grants of Options and Restricted Stock Awards.

      (a) Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Options to officers, key employees, Outside Directors of the Company (or its subsidiaries) and Designated Others.

      (b) Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant shares of Stock which are subject to the Restrictions set forth in Section 4(b) ("Restricted Stock") to officers, key employees and Outside Directors of the Company (or its subsidiaries) and Designated Others.

      (c) The Committee shall cause shares of Restricted Stock to be issued to each Outside Director immediately and automatically upon his or her election, re-election or appointment as a Director of the Company. If such Outside Director is elected at an Annual Meeting of the Shareholders of the Company (the "Annual Meeting"), the number of shares of Restricted Stock to be issued shall be 1,500. The number of shares of Restricted Stock to be issued to an Outside Director who is elected or appointed at any time other than at an Annual Meeting shall be 1,500 multiplied by a fraction, the numerator of which shall be the number of days after the date of such election to and including the date of the next Annual Meeting (which for such purpose shall be assumed to be the next May 15) and the denominator of which shall be 365; provided, however, (i) that in the case of an Outside Director elected to the Board for the first time during the period beginning August 1, 1996 and ending December 31, 1996, the number of such shares shall not be prorated, and each such Outside Director shall receive 1,500 shares for the period of his service between the date of his election and the date of the next Annual Meeting (assumed to be May 15, 1997); and
            (ii) that each incumbent Outside Director, elected prior to August 1, 1996, shall receive that number of shares of Restricted Stock which results from applying to 1,500 such shares the proration formula provided above, using for such calculation the period from August 6, 1996 until and including the date of the next Annual Meeting (assumed to be May 15, 1997).

      (d)   Deleted.

      (e) Each Option shall be evidenced by a Stock Option Agreement, and each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement, each in a form approved by the Committee or by a Company officer designated by the Committee.

      (f) Notwithstanding any other provision of the Plan, no person shall be granted Options for more than 250,000 shares of Stock or Restricted Stock Awards for more than 25,000 shares of Stock in any single fiscal year of the Company.

4.    Terms and Conditions.

      (a)   Options.

            (i) An Option shall entitle the Participant who holds it to exercise the Option on and subject to the terms, conditions and restrictions of the Plan (as the Plan may be amended from time to time) and such additional terms, conditions and restrictions as may be imposed by the Committee at the time of grant.

            (ii) Unless otherwise specified by the Committee, the term of each Option granted prior to May 15, 1996 (herein the "1996 Amendment Date") and which is In-the-Money as of the 1996 Amendment Date shall commence on the date of grant of the Option and shall expire at the close of business on the earlier of (A) the tenth anniversary of the date of grant or (B) the 45th day following the termination of the Participant's employment with, or service as director of, the Company (or a subsidiary). Unless otherwise specified by the Committee, the term of each Option granted on or after the 1996 Amendment Date and the term of each Option granted prior to the 1996 Amendment Date which is Out- of-the-Money as of the 1996 Amendment Date, shall commence on the Grant Date of the Option and shall expire at the close of business on the earliest of (A) the tenth anniversary of the Grant Date; or (B) the third anniversary of the date of termination of the Participant's employment with, or service as a director of, the Company (or a subsidiary), in the case of retirement or termination by the Company without Cause; or (C) 90 days after the date of termination of employment in the case of resignation, voluntary departure or termination by the Company with Cause; or (D) in the case of a Designated Other, the date specified in the Stock Option Agreement. Notwithstanding the foregoing sentence, Participants who are subject to Section 16(b) of the Exchange Act shall have until the earlier of (A) the tenth anniversary of the Grant Date; or (B) the third anniversary of the date of termination of their employment with, or service as a director of the Company, regardless of the cause, within which to exercise Options which are granted on or after the 1996 Amendment Date and Options which are Out-of-the-Money as of the 1996 Amendment Date; provided, however, that no such Option may be exercised by any such person during the period beginning on the date of termination and ending on the six month anniversary of the date of termination.

            (iii) All Restrictions shall lapse with respect to the
                  Restricted Stock subject to a Restricted Stock Award made to an Outside Director pursuant to Section 3(c) hereof immediately and automatically upon the Director's acceptance of election or appointment as a Director of the Company, as evidenced in such manner as may be established by the Committee. Unless otherwise specified by the Committee (which is empowered to provide different vesting schedules with respect to any grant of Options or Restricted Stock), all other Options granted under the Plan (from and after July 18, 1996) shall become exercisable with respect to one-third of the shares subject to the Option beginning on the first anniversary of the Grant Date and as to an additional one-third on each of the second and third anniversaries of the Grant Date (each twelve month period ending on an anniversary of a Grant Date being referred to herein as an "Option Year"), provided in each case that the Participant shall have remained an employee or a director of the Company (or a subsidiary), or in the case of a Designated Other, shall have remained in the position set forth in the Stock Option Agreement, continuously since the Grant Date. Notwithstanding the foregoing, during the remaining term of any options (if not already so exercisable) : (A) if a Participant's employment or service as a director, or in the case of a Designated Other, the period of service as defined in the Stock Option Agreement, terminates due to death, all Options held by the Participant at death shall become immediately exercisable in full; (B) upon a Change in Control, all Options held by such Participant who is then an employee or director of the Company (or a subsidiary) shall become immediately exercisable in full; and (C) in the event that the exercisability of an Option accelerates due to a Change in Control, Participants who are subject to Section 16(b) of the Exchange Act may not sell the shares acquired upon such accelerated exercise within six months of the Grant Date of such Option.

            (iv) Except to the extent permitted by Rule 16b-3 or its successor, Options shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order ("QDRO") as defined in the Code or ERISA (or the rules thereunder) or as otherwise set forth in this
                  Section 4(a)(iv).  Each Option shall be
                  exercisable during the lifetime of a Participant only by the Participant to whom it was granted, and after the Participant's death only by the Participant's estate or legal representative. To the extent exercisable, an Option may be exercised in whole at any time, or in part from time to time, during the term of the Option.

            (v) Any Option may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion; provided, however, that no such action shall adversely affect the rights of any Participant under any Option granted prior to such action without his consent. Except as may be otherwise provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Option.

      (b)   Stock Awards.

            (i) Upon the grant of a Restricted Stock Award, a stock certificate representing a number of shares of Stock equal to the number of shares of Restricted Stock granted to a Participant shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that the following restrictions (the "Restrictions") shall apply: (A) the Participant shall not be entitled to delivery of the certificate until the Restricted Period (set forth in paragraph (iii) below) applicable to such Restricted Stock has expired or terminated and until any other conditions prescribed by the Committee are satisfied; (B) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to such Restricted Stock and prior to the satisfaction of any other conditions prescribed by the Committee; and (C) shares of Restricted Stock shall be forfeited and all rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company unless the Participant has (1) remained an employee or a director of the Company (or a subsidiary) until the expiration or termination of the Restricted Period applicable to such Restricted Stock (or in the case of a Designated Other, the duration specified in the Restricted Stock Award Agreement) and (2) satisfied any other conditions prescribed by the Committee applicable to such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Participant's account. Cash dividends so withheld by the Committee shall not be subject to forfeiture. Upon the forfeiture of any shares of Restricted Stock, such forfeited Restricted Stock shall be transferred to the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the Restrictions, with respect to any shares or other property received pursuant to Section 9.

            (ii) Upon the expiration or termination of the Restricted Period with respect to shares of Restricted Stock and the satisfaction of any other conditions prescribed by the Committee, the Restrictions applicable to such Restricted Stock shall lapse and a stock certificate for the number of shares of Stock with respect to which the Restricted Period has lapsed shall be delivered, free of all restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the Restricted Period expires or terminates) of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required from the Participant upon the issuance or delivery of any shares of Stock under this paragraph, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares.

      (iii) Unless otherwise specified by the Committee at the time of the award and included in the Restricted Stock Award Agreement, the Restrictions shall also lapse with respect to one-third of the Restricted Stock subject to all other Restricted Stock Awards on each of the first through the third anniversaries of the Grant Date, provided in each case that the Participant shall have remained an employee or a director of the Company (or a subsidiary) continuously since the date of grant (or in the case of a Designated Other, shall have complied with the terms and conditions of the Restricted Stock Award Agreement).
                  Notwithstanding the foregoing: (A) if a
                  Participant's employment or service as a director, or in the case of a Designated Other, the period defined in the Restricted Stock Award Agreement, terminates due to death, the Restrictions shall lapse with respect to all Restricted Stock Awards held by the Participant at death (if not already so lapsed); (B) upon a Change in Control, the Restrictions shall lapse with respect to all Restricted Stock Awards held by such Participant who is an employee or director of the Company (or a subsidiary) (if not already so lapsed); and (C) in the event of an accelerated lapse of Restrictions due to a Change in Control, Participants who are subject to Section 16(b) of the Exchange Act may not sell the shares of Stock whose Restrictions have so lapsed within six months of the Grant Date of the Restricted Stock Award pursuant to which such Stock was received. The "Restricted Period" as to any shares constituting part of a Restricted Stock Award shall be the period of time commencing with the Grant Date of a Restricted Stock Award and ending with the date on which the Restrictions lapse with respect to any such shares, or any portion thereof.

      (c) In the event that the acceleration of (i) the exercisability of an Option or (ii) the lapse of Restrictions relating to Restricted Stock upon a Change in Control and a Change in Status results in excise tax pursuant to Section 4999 of the Code, or any successor or similar provision thereto, or comparable state or local tax laws, the Company shall pay to the Participant such additional compensation as is necessary (after taking into account all Federal, state and local income and excise taxes payable by the Participant as a result of the receipt of such compensation ) to place the Participant in the same after-tax position he would have been in had no such excise tax (or any interest or penalties thereon) been paid or incurred. The amount of such payment shall be determined by the independent accounting firm serving as the Company's outside auditor immediately prior to the Change in Control.

5.    Exercise of Options.

      (a) The Exercise Price of the shares purchasable under an Option shall be the Fair Market Value per share on the Grant Date of such Option, subject to subsequent adjustment pursuant to the provisions of Section 9.

      (b) Options shall be considered exercised (herein the "Exercise Date") on the date written notice, in such form as the Committee may prescribe, is received by the Option Plan Administrator of the Company, advising of the exercise of an Option and either transmitting payment of the total Exercise Price for the number of shares of Stock involved or electing one of the alternative payment procedures set forth in Section 5(c) below.

      (c) The Exercise Price shall be paid in cash (including cash obtained through a margin loan on the shares as to which the Option is being exercised) or (and provided (x) the use of the following procedure by a Participant would comply with safeguards established by the Committee designed to avoid "short-swing" profits to the Participant under Section 16(b) of the Exchange Act, and
            (y) does not otherwise violate any applicable laws) through (i) a broker-assisted cashless exercise program established by the Committee, based on the actual proceeds from the sale of share of Stock; or (ii) in shares of Stock, valued on the basis of the closing market price of the Stock on the Exercise Date.

      (d) Subject to the provisions of Section 6 and the other provisions of the Plan, the Stock Option Agreement and the Option, the Company shall issue shares of Stock in the Participant's name as soon as practicable (but in no event later than 30 days) after the Exercise Date. The Participant shall not be deemed to be a holder of any shares pursuant to an Option, and shall not have any rights as a stockholder in connection with such shares, until the date of transfer of shares of Stock to the Participant. The Company shall have no liability of any nature whatsoever to any Participant by reason of any change in the market price of the Stock during the period of time between the Exercise Date and the date on which any shares of Stock resulting from the exercise are issued or sold.

6.    Restrictions.

      (a) Notwithstanding any other provision of the Plan, an Option or Restricted Stock Award to the contrary, no Option shall be exercised, and the Company shall not be obligated to issue or transfer shares of Stock under any Option or Restricted Stock Award, until the Company shall have received such assurances as the Company may reasonably request from its counsel that the exercise of the Option and the issuance and transfer of shares pursuant to the Option or Restricted Stock Award will not violate the Securities Act of 1933, as amended, or any other applicable Federal or state laws. In connection with any such issuance or transfer, the Participant shall, if requested by the Company, give assurances satisfactory to counsel to the Company, in respect of the Participant's investment intent or such other matters as counsel to the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

      (b) No provisions of the Plan or any Option or Restricted Stock Award shall be interpreted or construed to obligate the Company to register any Stock under Federal or state law.

      (c) The Company and the Committee reserve the right to investigate at any time the circumstances surrounding any exercise of Options, including any investigation regarding whether a Participant is in compliance with the provisions of Section 13 hereof (or has threatened or is reasonably believed to intend to violate the provisions of Section 13 hereof), and the Company and the Committee shall have no liability or responsibility to any Participant for any alleged damage sustained by the Participant by reason of any delay in the implementation of an Option exercise during the pendency of any such investigation, whether by reason of any change in the market price of the Stock or otherwise.

      (d) Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant's exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

      (e) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options or sell Restricted Stock granted pursuant to the Plan. Participants may request at any time a copy of any calendar of scheduled open windows by contacting the Option Plan Administrator.

7.    Fair Market Value.

      (a) During any period that the Company's Stock is Actively Traded, Fair Market Value shall be equal to the average selling price of a share of Stock on the exchange or national market system on which the Stock is traded, on the date of grant of an option to acquire Stock pursuant to the Plan, or pursuant to such other method as the Committee may reasonably specify for determining the Stock's Fair Market Value.

      (b) During any period during which the Company's Stock is not Actively Traded, Fair Market Value shall be determined by the Committee.

8.    Term.

      This Amended and Restated Plan shall be effective as of the date set forth on the first page hereof. No Option or Restricted Stock Award shall be granted under the Plan after February 12, 2006, but the Plan shall continue in effect thereafter with respect to any previously granted Options and Restricted Stock Awards that remain outstanding and the duration of any such grant or award shall not be affected by the expiration of the Plan.

9.    Adjustments.

      In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Stock shall be effected, or the outstanding shares of Stock shall, in connection with a merger or consolidation of the Company or a transaction or series of related transactions that results in the sale of all or substantially all of the Company's assets, be exchanged for a different number or class of shares of stock or other securities or property of the Company or any other Person, or a record date or dates for determination of holders of Stock entitled to receive a dividend payable in stock or a liquidating dividend (or series of dividends) shall occur, equitable and proportional adjustments aimed at preventing the inequitable enlargement or dilution of any rights hereunder shall be made to (i) the number and class of shares or other securities or property that may be issued or transferred pursuant to the Plan and any outstanding Options and Restricted Stock Awards and (ii) the Exercise Price to be paid per share under any outstanding Options; provided, however, that in the event of a merger or consolidation of the Company, or similar transaction pursuant to which the outstanding Stock is exchanged for cash or other property, the unexercised Options shall thereafter be exercisable for, and the Restricted Stock Awards shall entitle the Participant to receive, the cash or other property which an Option or Restricted Stock Award holder, as the case may be, would have been entitled to receive had the Options been exercised, or the Restrictions relating to the Restricted Stock Award lapsed, immediately prior to the record date for such merger, consolidation or similar transaction except to the extent that provision is made in writing in connection with such transaction for (1) the assumption of the Options by, or the substitution for the Options of new options covering the stock of, a successor acquiring corporation, in each case providing terms no less favorable to the holder of such Options than would an assumption or substitution described in Treasury Regulation ss.1.425- 1(a) that would not constitute a "modification" for purposes of Code ss.424(a), and (2) the substitution for Restricted Stock Awards of stock of a successor or acquiring corporation having terms no less favorable to the holder thereof than the terms of the Restricted Stock Award in effect before such transaction.

10.   Administration.

      (a) The Plan shall be administered by the Committee. The Committee shall, subject to the provisions of the Plan, have full power and authority to administer the Plan, to select the Participants in the Plan, and, except for grants and awards which are automatically made to Outside Directors as provided pursuant to Section 3 of the Plan, to determine the number of shares to be made subject to each Option and Restricted Stock Award and all terms and conditions of each Option and Restricted Stock Award. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons, absent a determination by a court of competent jurisdiction that the Committee has acted in bad faith or has engaged in reckless or willful misconduct.

      (b) Members of the Committee and the Board and officers administering this Plan shall be fully protected in taking actions under the Plan or in relying upon the advice of counsel and shall incur no liability except for bad faith, recklessness or willful misconduct in the performance of their duties.

      (c) Except as required by Rule 16b-3 with respect to grants of Options to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

      (d) To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Options granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Options to such Participants in accordance with those rules.

      (e) Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.

11.   General Provisions.

      (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any Person any right to continue in the employment or other service of the Company (or any subsidiary), or shall affect the right of the Company (or any subsidiary) to terminate the employment or other service of any person at any time with or without Cause.

      (b) The Company may make appropriate provisions for the withholding of any taxes which the Company determines it is required to withhold in connection with any Option or Restricted Stock
            Award including, at the request of a Participant and provided that it does not violate any applicable laws, the payment of such withholding taxes through a broker-assisted sale of a sufficient number of shares underlying the Option or subject to the Restricted Stock Award or by delivery to the Company of shares of Stock previously owned by the Participant, in either case having an actual sale price equal to the amount of such taxes. Notwith-standing the foregoing, a Participant whose transactions in Stock are subject to Section 16(b) of the Exchange Act may make a share withholding election only if it complies with safeguards established by the Committee designed to avoid "short swing" profits to the Participant under Section 16(b) of the Exchange Act. The certificates evidencing a Restricted Stock Award made to an Outside Director pursuant to Section 3(c) hereof shall be automatically reduced by 28% to provide for the estimated
            Federal income tax payment obligation of the Outside Director, or by such other higher percentage as may be required by law to be withheld, with the Company remitting to the appropriate tax authorities the fair market value of the Restricted Stock Award for which the certificates are not so delivered.

      (c) By accepting any benefits under the Plan, each Participant, and each Person claiming under or through the Participant, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan. Each Participant hereby further agrees that amendments and modifications to the Plan, which may be adopted from time to time by the Committee and/or the Board of the Corporation (as set forth in Section 12 hereof), shall be binding upon such Participant and upon all Options or Restricted Stock which the Participant may hold, including (with retroactive effect) Options or Restricted Stock previously granted to the Participant, except to the extent set forth in Section 12 hereof.

      (d) With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successor. To the extent any provision the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      (e) A Participant shall have no rights as a stockholder of the Company with respect to any Shares to be issued upon exercise of an Option until such Participant has exercised such Option and becomes a holder of such Shares.

12.   Amendments; Modification and Termination.

      This Plan may be amended or modified by the Committee, with ratification by the Board, or terminated by the Board, at any time and in any respect, except that no amendment shall be made without the approval of the shareholders of the Company if shareholder approval would be required by Rule 16b-3 under the Exchange Act or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. No such amendment, modification or termination shall have effect to reduce the number of shares as to which any Option or Restricted Stock Award previously has been granted to a Participant; to extend the vesting schedule with respect to any Option or Restricted Stock Award or to extend the period of non-competition or confidentiality as set forth in Section 13 hereof. In the event of the passage of any law, rule or regulation or a determination by any regulatory agency or court, requiring an adverse change in the Company's accounting or tax treatment relating to the Plan, the Committee shall have the right to modify the terms of outstanding Options and Restricted Stock Awards to the extent necessary to avoid the adverse consequences of such change.

13.   Confidentiality and Non-Competition; Conduct Not in the
      Interest of the Corporation.

      By accepting Options or Restricted Stock Awards under the Plan and as a condition to the exercise of Options and the enjoyment of any of the benefits of the Plan, each Participant agrees as follows:

      (a) Confidentiality -- During the period of each Participant's employment or service as a director with the Company (or the Participant's engaging in any other activity with or for the Company) and for a two year period thereafter, each Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time. Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its subsidiaries. In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its subsidiaries as developed from the Confidential Information, Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, Participant is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, Participant shall disclose only that portion of the Confidential Information which his counsel advises that he is compelled to disclose and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

      (b) Non-Competition -- During the period of employment with the Company or its subsidiaries of any Participant (other than a director) compensated at a rate (including bonuses) in excess of $75,000 per year in cash compensation from his employment with the Company or any of its subsidiaries (determined as of the most recently completed fiscal year of the Company), and, for a two-year period thereafter (the "Non-Compete Period"), each such Participant shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following:

            (1) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its subsidiaries (as such business is conducted during the term of such Participant's employment with the Company or its subsidiaries) in the geographical regions in which such business is conducted; provided, however, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or

            (2) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its subsidiaries.

            In the event any court of competent jurisdiction should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the affected Participant hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.

      (c) Each Participant acknowledges that remedies at law for any breach by him of this section 13 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, each Participant acknowledges that upon his violation of any provision of this Section 13, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach. Each Participant further agrees, subject to the proviso at the end of this sentence, that if he violates any provision of this
            Section 13, he shall immediately forfeit any rights and benefits under this Plan and shall return to the Company any unexercised Options and forfeit the rights under any Restricted Stock Awards and shall return any shares of Stock held by such Participant received upon exercise of any Option or the lapse of the Restrictions relating to Restricted Stock Awards granted hereunder, together with any proceeds from sales of any shares of Stock received upon exercise of such Options or the lapse of Restrictions of such Restricted Stock Awards; provided, however, that upon violation of subsection (b) of this Section, the forfeiture and return provisions contained in this sentence shall apply only to Options which have become exercisable, and Restricted Stock, the Restrictions with respect to which have lapsed, and in any such case the proceeds of sales therefrom, during the two year period immediately prior to termination of the Participant's employment. Nothing in this Section 13 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by Participant of any of the provisions of this Section 13.

      (d) Each Participant agrees to provide written notice of the provisions of this Section 13 to any future employer of Participant, and the Company expressly reserves the right to provide such notice to the Participant's future employer(s).

      (e) If any provision or part of any provision of this Section 13 is held for any reason to be unenforceable, (i) the remainder of this Section 13 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

14.   Governing Law.

      The validity, construction and effect of the Plan and any rules relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

15.   Arbitration.

      The Company and each Participant hereby agree that in the event of any dispute or controversy arising with respect to the Plan, any Stock Option Agreement, the exercise of any Option (or the disallowance of any exercise at any time, for any reason) or any other matter relating to Options or Restricted Stock Awards, then such dispute or controversy shall be submitted by the parties to mandatory and binding arbitration before a panel of arbitrators appointed by the American Arbitration Association ("AAA"), each of whom shall be knowledgeable in matters of securities in general and, if possible, the administration of stock option programs similar to the Plan. The arbitration proceedings shall be conducted in whichever of the following cities is closest to the work location of the affected Participant: Delray Beach, Florida; New York, New York; Kansas City, Missouri; Jackson, Mississippi; or Atlanta, Georgia. The decision of the Company as to which city is closest to the work location of the Participant shall be conclusive and binding, except for manifest error. The decision of the arbitrators shall be rendered in writing, shall be promptly rendered after a hearing on the matter and shall be final, conclusive and binding and may be incorporated in a final judgment rendered by any court of competent jurisdiction.

      Notwithstanding the foregoing, nothing contained herein shall preclude the Company from seeking injunctive or other relief from any court of competent jurisdiction to enforce the provisions of Section 13 hereof.

16.   Definitions.

      The following terms, when used in the Plan, shall have the meanings set forth below:

            Actively Traded: Trading of Company Stock on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System in an average weekly volume that equals at least 0.20% of the then outstanding Company Stock for each of at least four weeks in a row.

            Beneficial Owner: With respect to any securities of the Company, any Person who is a beneficial owner of such securities as defined in rule 13d-3 under the Exchange Act. The Committee may from time to time adopt interpretations or pronouncements as to who shall be deemed to be Beneficial Owners of the Company's outstanding voting securities as of a given date, which interpretation shall be final and binding on all Participants, the Company and all other interested Persons.

            Board:  The Board of Directors of the Company.

            Cause: Any cause stated in an employment agreement between the Company and the Participant and/or material violations of employment agreements or the terms of this Plan, acts of dishonesty with respect to the Company, insubordination, divulging confidential information about the Company, interference with the relationship between the Company and any supplier, client, customer, similar person, or performance of any act or omission which the Committee, in its sole discretion, deems to be sufficiently injurious to the interest of the Company to constitute cause.

            Change in Control: The occurrence of any of the following: (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation are Beneficial Owners of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; or (ii) any Person becomes the Beneficial Owner in the aggregate of securities of the Company representing 50% or more of the total combined voting power of the Company's then issued and outstanding securities unless such Person (or a Person owned directly or indirectly by such Person) was the Beneficial Owner, directly or indirectly, as of the Grant Date applicable to the affected Participant, of more than 50% of the Company's voting securities outstanding as of such Grant Date; or (iii) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly-owned subsidiary of the Company; or (iv) the stockholders of the Company approve any plan or proposal for the liquidation of the Company.

            Code:  Internal Revenue Code of 1986, as amended.

            Committee: A committee designated by the Board consisting of not less than two members of the Board who are "non-employee directors" as defined in Rule 16b-3 under the Exchange Act, to administer the Plan.

            Company:  Sunbeam Corporation (formerly known as
            Sunbeam-Oster Company, Inc.)

            Confidential Information: Any information not generally known to the public, including, without limiting the generality of the foregoing, any customer lists, supplier lists, trade secrets, invention, formulas, methods or processes, whether or not patented or patentable, channels of distribution, business plans, pricing policies and records, financial information of any sort and inventory records of the Company or any affiliate (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company or its subsidiaries). It is not necessary, however, that any information be formally designated as "confidential" if it falls within any of the foregoing categories and is not generally known to the public.

            Designated Other: Any consultant, advisor, contractor or agent of the Company or its subsidiaries, who is not an employee, officer or Outside Director of the Company and who is granted Options or a Restricted Stock Award pursuant to this Plan.

            Effective Date: January 1, 1991; Amended and Restated as of May 15, 1996.

            ERISA:  Titles I and IV of the Employee Retirement
            Income Security Act of 1974, as amended.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Exercise Price: The Exercise Price of shares purchasable upon exercise of an Option, as determined pursuant to the terms of Section 5(a).

            Fair Market Value: The fair market value of a share of Stock, as determined pursuant to the terms of Section 7.

            Grant Date: The date as of which the Committee (or such other committee of the Board of Directors of the Company as shall be empowered to grant Options or to make awards of Restricted Stock) shall grant Options or Restricted Stock, as the case may be, to a Participant under the Plan, as so designated by such Committee.

            In-the-Money: Options to acquire Stock are considered to be "in-the-money" if the exercise price of the Option is less than the current market price of the Stock.

            Next Option Increment: This term shall have the meaning ascribed to it in Section 4(a)(iii).

            Option: An option, granted under the Plan, to purchase shares of Stock at the Exercise Price. Options granted under the Plan shall not be incentive stock options pursuant to Section 422 of the Code.

            Option Year: This term shall have the meaning ascribed to it in Section 4(a)(iii).

            Out-of-the-Money:   Options to acquire Stock are
            considered to be "out-of-the- money" if the exercise price is equal to or greater than the current market price of the Stock.

            Outside Director:   A director of the Company who is not
            either: (i) an officer or employee of the Company, or
            (ii) a Beneficial Owner of, or an officer or employee of any Person which is a direct or indirect Beneficial Owner of, more than 10% of the outstanding Stock.

            Participant: An officer, employee, Outside Director of the Company (or a subsidiary of the Company) or Designated Other who is granted an Option or a Restricted Stock Award under the Plan by the Committee. Upon the death of a Participant, the "Participant" shall be deemed to mean the Participant's estate or legal representative.

            Person: Any individual, corporation, partnership, association, company, trust, joint venture or other organization or entity or group of associated persons or entities acting in concert. As used herein, references to the male gender shall include the female gender or the neuter, as applicable.

            Plan: The Sunbeam Corporation Stock Option Plan herein set forth, as it may be amended from time to time.

            Restricted Period: This term shall have the meaning ascribed to it in Section 4(b)(iii).

            Restricted Stock: Shares of Stock granted pursuant to
            Section 3(b) or (c) of the Plan.

            Restricted Stock Award:  The grant of Shares of
            Restricted Stock to a Participant pursuant to Section
            3(b) or 3(c) of the Plan.

            Restricted Stock Award Agreement: The agreement described in Section 3(e).

            Restrictions:  The restrictions described in Section
            4(b) relating to Restricted Stock.

            "Shares" or "Stock": The Common Stock, $0.01 par value per share, of the Company, or such other class of securities as may be applicable pursuant to the provisions of Section 9.

            Stock Option Agreement:  The agreement described in
            Section 3(e).






                            SUNBEAM CORPORATION
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1998

         The undersigned, a holder of shares of common stock, par value $.01 per share (the "Common Stock"), of Sunbeam Corporation (the "Company"), acting with respect to all shares of Common Stock held by the undersigned, hereby appoints Gary Mask and Janet Kelley, and each of them, as proxies of the undersigned, with full power of substitution to represent and to vote such shares of Common Stock, with like effect as if the undersigned were personally present and voting at the Annual Meeting of Stockholders of the Company to be held on May 12, 1998, and at any adjournments, postponements, or rescheduling thereof. Any and all proxies heretofore given are hereby revoked.

         The Board of Directors Unanimously Recommends A Vote "FOR" All Of The Following Proposals.

1. To elect the following seven Directors of the Company for a term of one year: Albert J. Dunlap, Charles M. Elson, Russell A. Kersh, Howard G. Kristol, Peter A. Langerman, William T. Rutter and Faith Whittlesey (for terms to expire at the 1999 Annual Meeting) (Proposal No. 1).


         |_|  FOR all nominees      |_|   WITHHOLD AUTHORITY              Authority withheld for the following
                                           for all nominees               nominee(s) only:
                                                                          (Write the name(s) of such nominee(s) in the
                                                                          space provided below)
                                                                          --------------------


2. To approve the grant of stock options to Albert J. Dunlap, the Company's Chairman and Chief Financial Officer, contained in his Employment Agreement with the Company (Proposal No. 2).

         |_|  FOR           |_|  AGAINST                 |_|  ABSTAIN

3. To approve the grant of stock options to Russell A. Kersh, the Company's Vice Chairman and Chief Financial Officer, contained in his Employment Agreement with the Company (Proposal No. 3).

         |_|   FOR          |_|  AGAINST                 |_|  ABSTAIN

4. To approve the grant of stock options to David C. Fannin, the Company's Executive Vice President, Secretary and General Counsel, contained in his Employment Agreement with the Company (Proposal No. 4).

         |_| FOR            |_| AGAINST                 |_| ABSTAIN

5. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock to 500,000,000 shares from 200,000,000 shares (Proposal No. 5).

         |_|  FOR          |_| AGAINST                  |_| ABSTAIN

6. To approve amendments to the Amended and Restated Sunbeam Corporation Stock Option Plan to increase the number of shares of Common Stock with respect to which awards may be granted to 16,500,000 shares from 11,500,000 shares (Proposal No. 6).

         |_|  FOR         |_| AGAINST                  |_|  ABSTAIN

7. To transact such other business as may properly come before the meeting or any adjournment thereof, including matters incident to the conduct of the Annual Meeting.




         WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTIONS ARE SPECIFIED, THE UNDER SIGNED'S VOTE WILL BE CAST "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6 AND IN THE DISCRETION OF THE PROXIES AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AT ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

         The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Sunbeam either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting the shares subject to the proxy by written ballot. IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, name by authorized person.


                                    DATED:_____________________ , 1998

                                    ----------------------------------
                                                       (Signature)

                                    ----------------------------------
                                          (Signature if Jointly Held)
                                    The above-signed acknowledges receipt
                                    of the Notice of Annual Meeting of
                                    Stockholders and the Proxy Statement
                                    furnished therewith.

      PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                             ENCLOSED ENVELOPE.